Adastra

Adastra Labs Holdings Ltd.
&
Subsidiaries
Employee Handbook

Adastra Employee Handbook

2 / 91	Document #: HR01 Document Owner: HR Feb 27, 2020

Adastra Employee Handbook

3 / 91	Document #: HR01 Document Owner: HR Feb 27, 2020

Adastra Employee Handbook

4 / 91	Document #: HR01 Document Owner: HR Feb 27, 2020

Adastra Employee Handbook

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Adastra Employee Handbook

INTRODUCTION

Welcome

If you have just recently joined us, on behalf of Adastra Labs Holdings Ltd. and subsidiaries and your fellow Staff Members, please accept our warmest welcome to the Company.

We trust that you'll take pride in being a member of our team and that your experience with us will be challenging, enjoyable, and rewarding.

Welcome aboard! We're happy you're with us and look forward to working with you. Andrew M. Hale, CEO & Director

About This Employee Handbook (the "Manual")

This employee handbook (the "Manual") will answer most questions you may have about the Company. It will help you understand the following:

• Our business and culture

• The expectations the Company has of all Staff

• The current policies, programs, and benefits available to you

The Manual isn't intended to address every situation you may encounter during your Engagement with the Company, neither is it intended to stifle creativity in how you do your work.

Instead, the guidelines outlined in the document are intended to help you with your work life. We believe that clearly documenting expectations and process helps to avoid confusion and misunderstandings.

We strongly discourage the printing of this document, but if you must print it, we kindly ask that you consider the environment before doing so. Print only the section(s) that you need.

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STAFF POLICIES

Overview

About Staff Policies

Well-run companies develop policies and guidelines that reflect good business practices. Taking the time to anticipate and think through various situations and scenarios in advance means that our people policies are clear, and we all - Staff and management - have a common reference point. This means more stability, a safer and more comfortable working environment, more focus on the business, with more results and success - all of which are good for you and the Company.

We're a partnership. You do your part and the Company does its part.

• You agree to provide services in good faith and to adhere to the policies in the Staff Policies section.

• The Company agrees to provide you with pay for your services, adhere to the law as it relates to the workplace, and provide any other benefits outlined in your Engagement (Employment) Agreement.

As with any good partnership, Staff Policies also outline up front what each partner agrees to, and how each will behave should the partnership end.

Wherever possible, Staff Policies are written in plain, everyday language. 'Legalese' isn't really our style, but there are some areas where it's necessary. In many cases, the policies are written to comply with rules laid out by legislation, which often requires explicit - and sometimes wordy - language.

Being explicit in this respect, however, is a best practice for any well-run company. Staff Policies aren't meant to restrict your personal rights. Rather, you'll notice that most of them are in place to protect your rights and ensure you have a comfortable working environment.

In some cases, Staff Policies are also intended to protect us from those rare individuals who defend inappropriate actions by claiming "I didn't know." As a result, some of the explicit language may come across as formal or distrusting, which isn't how we operate. Our intent is to provide those rare individuals with crystal clarity about what's appropriate and what isn't, as an additional measure of protection for both Staff and the Company.

If you're an ethical and reasonable person, most Staff Policies will seem like common sense. Even so, we all have to sign off on them.

So, please bear with us. Read them carefully, ask as many questions as you like, and let's get through this housekeeping item together.

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Terminology Used in This Manual ("Terminology")

Applies to:	Everyone	Last Updated:	February 26, 2020

POLICY

When you sign-off on Staff Policies, you're essentially signing an agreement acknowledging that you've read and understand the policies included in the Staff Policies section of the Manual, and that you agree to adhere to them. So, it's important you understand the terminology used in this Manual.

It's also the Company's intention to be compliant with BC and Canadian law throughout this Manual. In the event that something in the Manual conflicts with federal or provincial laws, those laws will govern.

This Manual uses certain terms that have specific formal meanings. All formal terms are capitalized when used throughout the Manual.

Frequently Used Terms

Rather than defining a formal term each time it's used in this Manual, they are defined in a separate section at the end of this document called Terms & Definition.

Infrequently Used Terms

Some terms only apply to specific topics. In those cases, the definition is included in the Definitions section under that topic.

Who Do 'Staff Policies' Apply To?

POLICY

It's the Company's intention to communicate expectations clearly, and to specify to whom a policy or topic applies.

In most topics, you'll see a table directly under the topic heading. This table clearly defines to whom the policy applies. An example table is shown below.

Applies to:	Employees	Last Updated:	February 26, 2020

If the topic doesn't specify to whom it applies, it applies to Everyone.

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Conditions of Your Engagement

All Staff Policies are important. However, it's particularly important that you understand the policies in this section because its principles are referenced throughout the Manual.

Sign-Off on Staff Policies

Applies to:	Everyone	Last Updated:	February 26, 2020

POLICY

As a condition of your Engagement, you have signed, or are expected to sign, a Staff Policies Agreement. This Agreement confirms that you understand and agree to abide by the Staff Policies described in the Manual, which protect you, your co-workers, and the Company.

The following is meant to remind you of the general provisions included in the Staff Policies Agreement, which may differ slightly from the one you signed. You are always welcome to contact your Manager or the HR Manager (if assigned) to review the Agreement you signed to confirm and understand its provisions.

1. I have received from the Company my copy of the Manual on <date>.

2. I have read and understand Staff Policies and I agree that my Engagement will be governed by Staff Policies.

3. If I am not an employee of the Company, I understand that all Staff Policies are applicable to me, except for topics that indicate that they apply only to employees.

4. The Company may, from time to time, amend, alter, change or delete policies included in Staff Policies to meet its business needs or adhere to changing legislation, and I agree that upon receiving notice of such policies, my Engagement with the Company will be governed by such revised policies.

5. I am aware that if I do not understand any of the information included in Staff Policies, I can discuss any questions I may have with my Manager or HR Manager (if assigned) prior to signing and returning this Agreement.

6. I understand that failure to adhere to Staff Policies may result in disciplinary measures, up to and including immediate termination of my Engagement with just cause.

7. I understand that the policies and subject matters included in Staff Policies supersede all and any previous policies or subject matters referred to in Staff Policies and supersede any and all previous understandings (whether written or oral) made between me and the Company or any of its representatives.

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8. I understand that my Engagement (Employment) Agreement outlines all of the Company's obligations as it relates to my Engagement (Employment). Unless specifically referenced in my Engagement (Employment) Agreement or in this Agreement, policies outside of the Staff Policies section do not form additional Company obligations relating to my Engagement and are not a guarantee by the Company of the conditions and benefits that are described within them and are not a promise by the Company of specific treatment in a specific situation.

9. I understand that it is the Company's intention to be compliant with the law throughout the Manual and in the event that something in the Manual conflicts with federal or provincial laws, those laws will govern.

10. I fully understand and accept the contents, terms, and effects of Staff Policies; that I sign this Agreement as a free act.

11. Understand and agree that I am receiving Consideration in exchange for this signed Agreement and that the benefit of the Consideration exceeds what I would be entitled to receive in the absence of this Agreement.

Consequences of Non-Adherence to 'Staff Policies'

Applies to:	Everyone	Last Updated:	February 26, 2020

POLICY

Failure to adhere to Staff Policies may result in disciplinary measures, up to and including immediate termination of your Engagement with Just Cause.

Some policy breaches are more serious than others, and as such will result in more severe consequences. Certain breaches may also negatively and/or permanently affect the Company's business, and may even be life threatening to Company Stakeholders. In these situations, punitive measures, including legal or criminal action may be pursued.

No Expectation to Workplace Privacy

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

We must assume that everything we do while in the Workplace, and everything we store or access using Company Materials, Technology Tools, or Electronic Communications, is up for scrutiny.

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POLICY

Here's what you need to know:

• The Company reserves the right to read, verify, inspect, audit, or monitor anything you do in the Workplace.

• Inspections may be conducted at any time, with or without notice, to monitor performance, conduct, and Workplace safety and security.

• Log in accounts, Company Materials, Electronic Communication tools, or other equipment belonging to the Company and supplied for the purposes of your work are not to be considered private as there may be times when another Staff Member is required, for business purposes, to access these materials in your absence.

This Policy is not intended as a punitive measure. It's in place to protect you, your co-workers, your belongings, and the Company's business interests. It's also designed to protect us all against potential liability.

When You Leave the Company

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

This is what we agree to when we leave the Company.

POLICY

When your Engagement is terminated for any reason:

• Upon the Company's request to do so, you will promptly return all Company Materials in good order, whether prepared by you or others.

• You agree to re-acknowledge, by way of signed agreement before or upon your last day of your Engagement, your understanding and agreement with the provisions included in the following Policies that survive and continue after termination of your Engagement for any reason:

• Confidentiality Agreement

• Non-Competition, Non-Solicitation, & Non-Disparagement Agreement

• Intellectual Property

• Insider Trading

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Employee Benefits Plan Participation & Long-Term Absence

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

There's a limit to how long we can participate in the Company's benefit plan without being at work.

POLICY

Should you not be actively at work in the Workplace for any reason, the maximum time you may continue to participate in the Company's benefits plan without being at work is 12 months provided you pay 100% of the costs of those benefits. At that time, your participation in the Company benefits plan will be terminated.

Any benefits provided to you by our Insurance Carriers on a premium-free basis beyond 12 months may continue to be available to you in accordance with the applicable Insurance Carriers' Benefit Contract & Plan Provisions.

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Conduct Expectations

Not every situation you'll encounter is covered in our Conduct Expectations policies; some situations are black and white while others may have shades of grey. You're entrusted to use good judgment in your day-to-day activities, and to seek further information or assistance when you need it.

If you spend even a fraction of a second questioning the appropriateness of your actions, carefully reconsider the action, proceed with caution, or back away until you have considered and understand all possible consequences.

Code of Conduct

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

Ethical and appropriate conduct is expected in life, and in the Workplace. Misconduct won't be tolerated.

POLICY

Everyone is expected to conduct themselves in an ethical and appropriate manner. We strive to protect the Company and Company Stakeholders from inappropriate, damaging or illegal actions committed either knowingly or unknowingly.

The Company will not tolerate Misconduct and will immediately take appropriate corrective or disciplinary actions when Misconduct occurs, up to and including immediate termination of your Engagement with Just Cause.

Here's what you're expected to adhere to:

• Conduct yourself in an ethical and appropriate manner.

• Understand and adhere to Staff Policies.

• Understand and adhere to your individual responsibilities outlined in the Health & Safety Program.

• Don't engage in Misconduct.

Off-Duty Conduct

Applies to:	Everyone	Last Updated:	February 26, 2020

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OVERVIEW

Just because we've left the Workplace doesn't mean we can do or say anything we want without consequences.

POLICY

Off-Duty Misconduct will not be tolerated. You'll be disciplined, up to and including immediate termination of your Engagement with Just Cause for engaging in Off-Duty Misconduct.

The Company has a right to maintain its brand and reputation and Staff have a right to work in a comfortable environment free of inappropriate conduct and statements by co-workers, including threatening or harassing behaviour.

Do these rights apply to your conduct or actions that occur outside of the Workplace? Yes. It makes no difference how these rights are violated, or if it happens during working hours or off-duty. Once Misconduct occurs, particularly if it's in the public domain, Staff may lose trust and respect for you and may even refuse to work with you.

You don't have to like your co-workers or agree with the Company or with everything in the Workplace, but you do need to be respectful, ethical, lawful, and professional when off-duty.

Confidentiality Agreement

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

If it's defined as Confidential Information, we're expected to keep it safe and not share it externally or with other Staff unless there's a legitimate business or legal reason to do so. Some of the provisions of this Policy also survive termination of your Engagement.

POLICY

The Company takes Confidential Information very seriously, including securing the private and Confidential Information of Company Stakeholders. Any unauthorized disclosure, use, or dissemination of Confidential Information could seriously and detrimentally affect the conduct of the business and interests of the Company and its goodwill.

Here's what you're expected to adhere to:

• Confidential Information must not be divulged to anyone other than authorized persons, and must only be used for the Company's benefit. When in doubt, ask your Manager.

• Confidential Information includes this Manual document, which must not be shared with anyone outside the Company or anyone who is not authorized to view it.

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• Confidential Information must only be divulged to a Company Stakeholder when it's essential for you and the Company Stakeholder to perform your jobs, and you're both in authorized positions to communicate and receive that information.

• ** You may be in a position where highly sensitive Confidential Information or private, personal, or sensitive information about Company Stakeholders is entrusted to you, such as:

• A position in Payroll, Finance, Legal, Human Resources

• A position that has access to private customer information

• A senior position with access to highly sensitive or strategic information

In these positions, safeguarding Confidential Information is an expected part of your duties and ought to be known by any Reasonable Person in these types of roles. As such, you're measured by a higher standard. Disclosing any Confidential Information or private, personal, or sensitive information about Company Stakeholders without a valid and authorized business reason to do so will result in disciplinary action, particularly in the case where personal or private information was used or disclosed for personal gain, or to be hurtful. An example would be sharing medical information about a co-worker with another co-worker to propagate malicious gossip or because it makes for a good story.

• ** If you're asked to take on a project or work assignment that includes temporary access to Confidential Information that you don't normally have access to in your day-to-day duties, such as confidential, private, personal, or sensitive information about Company Stakeholders, you'll be required to sign a Confidentiality Agreement beyond what your Engagement (Employment) Agreement may specify or require, which will hold you to the same higher standard used to measure positions that are entrusted with such Information.

• ** For a period of five years after your Engagement with the Company is terminated, except as authorized by a Director or officer of the Company (other than you), you won't directly or indirectly, use, disseminate, or disclose any Confidential Information to anyone.

• ** If you're compelled by law or ordered by a Court to disclose any Confidential Information, you will not be deemed to have breached your obligations to the extent that you comply.

** Provisions of this Policy that survive termination of your Engagement for any reason.

PROCEDURE

Here's how we expect you to handle and secure Confidential Information when in the Workplace, including working remotely or in your home office:

• Confidential Information including all Company Materials will be safeguarded at all times.

• If, at any time, you become aware of any unauthorized access, use, possession, or knowledge of any Confidential Information by any third party, you'll immediately notify your Manager and you'll take all reasonable steps requested by the Company to prevent the recurrence of such unauthorized access, use, possession, or knowledge.

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• All printed Confidential Information residing in your place of work in the Workplace will be locked, safeguarded, and shredded when no longer required.

• All Confidential Information must be stored in secure folders on the Company server or cloud storage application, which restricts access based on user permissions. This enables the appropriate back up and restoration procedures and ensure that confidentiality is maintained.

• Confidential Information will never be stored on any personal server, personal drive, personal cloud directory, or personal file sharing account. All electronic files will be saved in the Company's cloud storage provider Dropbox.

• Company stationery, Company email, and other Company Technology Tools or Electronic Communication tools will be used exclusively for communicating Confidential Information.

• Personal devices or other personal methods will not be used to communicate Confidential Information. This does not apply to personal cell phones being used for work-related discussions.

• All final signed contracts and corporate documents must be kept in segregated electronic folders with restricted access privileges.

• Everyone is responsible for protecting the security of Confidential Information on our servers and cloud-based websites. You must not reveal your passwords to anyone, under any circumstances.

• Data storage devices such as portable drives and CDs must be password-protected.

• Everyone is expected to secure Confidential Information within their workspaces. This means that when you leave work for the day or are absent from your desk or workspace for an extended period, you must lock all Confidential Information in your desk or storage cabinet(s). This includes papers and data storage devices such as portable drives and CDs.

• If you have a legitimate business reason for communicating Confidential Information to people outside of the Company (for the purposes of this Policy, "Third Parties"), you'll provide the Company with all reasonable assistance to protect the confidentiality of any Confidential Information that you may have to directly or indirectly disclose, publish, or make available to Third Parties. Measures to protect Confidential Information, include the following:

• Highly sensitive Confidential Information will not be communicated using unsecured regular email or wireless mobile devices, and will only be communicated using the following methods:

◾ In person

◾ Using a cell phone via encrypted VOIP or chatting on applications such as Signal or WhatsApp

◾ Using a VOIP telephone

◾ Using an encrypted email account provided by the Company for the specific purpose of sending highly sensitive Confidential Information. At the very minimum, confidential documents must be transferred by way of password-protected documents and linked directly to our file sharing service.

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• Confidential Information going through internal or external mail must be marked as such on the outside of the envelope.

• Take the necessary steps to inform Third Parties of the confidential nature of the information and make them aware of their responsibility to keep such information confidential.

• When printing Confidential Information that should not be seen by anyone who is not authorized to view the information, for example payroll reports, take steps to ensure that it's not seen by other Staff.

• When faxing Confidential Information, take steps to ensure that the recipient obtains the information directly.

Non-Competition

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

During your Engagement with the Company, you won't work for a direct competitor.

DEFINITION

Competing Business

Any business, company, or entity in or entity in North America that is, or is preparing to be, in competition with any product or service developed, in development, distributed or offered by the Company up to the date of termination of your Engagement, including, but not limited to, the following competing businesses:

1. Any activity, business, affiliation, subsidiaries or ownership structure that results in a direct or indirect gain by you through the provisioning of products or services, whether for profit or non- for profit that is in competition with any product or service developed, in development, distributed or offered by the Company.

2. The Valens Company

3. Medipharm Labs

4. NextLeaf Solutions

The Company may expand or revise the list of Competing Businesses, which, subsequent to the latest date of this Policy, is determined by the Company, exercising its discretion reasonably, to have become a competitor of the Company, and the obligations set out in this section of the Policy will apply to such additional companies or entity.

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 POLICY

You agree that during your Engagement, you won't, without the prior written and informed consent of the Company's CEO, be employed by, engaged with, or involved with a Competing Business - either directly or indirectly, whether as a controlling interest shareholder, principal, partner, joint venturer, sole proprietor, director, trustee, officer, employee, agent, consultant, contractor, or otherwise.

Non-Solicitation

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

During our Engagement, and for a defined period after the termination of our Engagement, we won't poach Staff or customers.

POLICY

Your obligations outlined in this Policy survive the termination of your Engagement for any reason.

You agree that during your Engagement and for a period of 1 year thereafter, you won't, either directly or indirectly and either alone or with others, canvass, entice, or solicit:

• Customers and suppliers, as they relate to any orders for any product or service that is, or has been, researched, developed, manufactured, produced, provided, marketed, distributed or otherwise dealt in by the Company from any person, firm or company that has been, at any time within the previous 1 year period, a customer or supplier of the Company, or any prospective customer or supplier of the Company identified by the Company during the term of your Engagement.

• Company Stakeholders, including any person who is a director, officer, employee, Independent Contractor, or Consultant of the Company to leave or terminate such Engagement for the purpose of establishing a business, or for the purpose of joining a Competing Businesses or other business that develops, manufactures, produces, provides, markets, distributes or otherwise deals in any product or service that is of a type similar to any product or service that is or has been researched, developed, manufactured, produced, provided, marketed, distributed or otherwise dealt in by the Company during the term of your Engagement.

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Non-Disparagement Agreement

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

During our Engagement, and for an indefinite period after the termination of our Engagement, we won't say malicious things about the Company and its people in public.

POLICY

Your obligations outlined in this Policy survive the termination of your Engagement for any reason.

You agree that during the term of your Engagement, and upon termination of your Engagement for any reason, except as may be compelled by law or as authorized by the CEO employed by the Company at the time of the authorization, you will not make any oral or written statements, regardless of whether such statements are truthful, nor take any actions which could disparage or denigrate the Company, Company Stakeholders, or Company products or services.

Intellectual Property

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

We all receive compensation to create, develop, investigate, and compile intellectual and material property for the Company. Everything we create, develop, investigate, and compile in the Workplace belongs to the Company.

POLICY

Here's what you're expected to adhere to:

• You will not use or bring to the Company intellectual property that is the property of any previous employer, client, or entity without notifying the Company. Any legal action brought against the Company relating to breach of this clause may result in the Company's pursuit of punitive measures against you.

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• *You acknowledge and agree that unless clearly outlined otherwise in a contractual agreement, the Work Product belongs to and is the property of the Company, provided such Work Product relates, in any way, to the business of the Company or provided that it could reasonably be expected by the Company to relate, in any way, to the business of the Company. You waive any moral rights (as that term is defined in the applicable Copyright Act) to the Work Product.

• *You'll disclose to the Company all Work Product, and execute and deliver to the Company all instruments or papers necessary in addition to this Policy, if any, to perfect and enforce the exclusive ownership and enjoyment of the Work Product by the Company in all countries.

*Provisions of this Policy that survive termination of your Engagement for any reason.

Use of Technology Tools & Electronic Communication

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

The way our Technology Tools are used and our Electronic Communications delivered is a big deal. Most of what's written below speaks to common sense, but it's important that you review the rules around how to use the technology we have in place. Chances are, there are a few things included here you didn't know.

READ IN CONJUNCTION WITH

The following policies are closely related and are essential to understanding the context throughout this important Policy:

• No Expectation to Workplace Privacy

• Code of Conduct

• Information Technology Security

• Personal Activities in the Workplace

• Off-Duty Conduct

• Confidentiality Agreement

• Use of Mobile Devices

• External Company Communication

POLICY

Our Technology Tools and Electronic Communication tools are provided to assist us in the performance of our jobs. If used properly, they're valuable resources for increasing our daily efficiency and effectiveness. If used improperly, they can cause problems for you, your co-workers, the business, and other external stakeholders.

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We expect Everyone to use our Technology Tools and Electronic Communication tools in a professional and appropriate manner, and not use them for any purpose that would reflect negatively on the Company.

This Policy applies in the following situations:

• When you're in the Workplace

• When you're accessing Technology Tools remotely (for example when using VPN)

• While you're off duty under circumstances outlined in the Off-Duty Conduct policy

 Personal Use of Technology Tools & Electronic Communications

The Company can't take responsibility for the risks associated with Staff's personal use of its Technology Tools or Electronic Communication tools.

• You may not use the Company's Technology Tools, Electronic Communication tools or Social Media accounts for personal use except as follows:

• You may use your Company-supplied Mobile Devices for local personal phone calls.

• You may connect your personal Mobile Device to the Company's wi-fi when an internet connection is needed. Be aware that when electronic transmission is accomplished using Internet addresses and domain names registered to the Company, the transmission will likely be perceived by others to represent the Company.

• You'll use your own email account using your own Mobile Devices to send and receive personal email.

• The Company's email system is never to be used to send or receive personal emails.

• Personal webmail is not to be accessed from the Company's Technology Tools.

• You may not use remote desktop software to connect to your personal computers, servers, files, or software.

• You may not open or save personal files, photographs, music, videos, or audio recordings on the Company's Technology Tools. You may only open and save personal files, photographs, music, videos, or audio recordings on your personal Mobile Devices.

• Non-Company-related commercial activities are not allowed in the Workplace and the Company's Technology Tools must not be used for these activities.

Technology Tools

What's Expected of You - Technology Tools

Here's what you're expected to adhere to:

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• Familiarize yourself with the definition of Technology Tools accessible from Terminology section of this Manual.

• Use the Company's Technology Tools to conduct business activities that are directly relevant to your specific job requirements or productivity such as the following:

• Creating documents

• Researching topics relevant to your specific job requirements

• Communicating appropriately and professionally with Company Stakeholders regarding business matters

• Take utmost care not to damage the Company's Technology Tools including all hardware such as your Company-supplied computer or Mobile Devices.

• Keep all Technology Tools password-protected to minimize the risk of unauthorized use of Company information.

• Advise IT immediately if any of the Company's Technology Tools have been lost or stolen.

• Respect the copyrights, software licensing rules, property rights, privacy, and prerogatives of others, just as in any other business dealings.

• Adhere to the security measures we've put in place to maintain system integrity.

• Uphold the principle of copyright at all times.

• Scan all permitted downloaded files for possible viruses.

• Understand that all software downloaded or installed is the property of the Company.

What You Can't Do - Technology Tools

Although not an exhaustive list, examples of prohibited activities relating to Technology Tools include:

• Using your personal equipment or property for the creation, transmission, or storage of Company information.

• Copying, destroying, or altering Technology Tools or other information that belongs to the Company or Company Stakeholders.

• Downloading unreasonably large files that may hinder network performance.

• Downloading your own software where the Company supports similar software used for the same purpose.

• Leaving Technology Tools sessions logged on when not in use

• Disabling, uninstalling, or circumventing security measures put in place by the Company such as firewalls, authorization, virus protection, etc., thereby putting the Company Technology Tools at risk.

• Allowing others to use any of your logins or passwords.

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• Divulging or sharing private or Confidential Information about the Company or Company Stakeholders to any person or entity not authorized to receive that information.

• Damaging the reputation and goodwill of the Company and Company Stakeholders.

• Attempting to monitor or read another user's profile, account, files, or communications.

• Using the Internet for illegal activities.

• Transmitting spam.

• Visiting sites for personal reasons, particularly sites that are considered inappropriate, pornographic or "obscene." If you connect unintentionally to a site that contains sexually explicit or offensive material, you must disconnect from the site immediately and advise the IT department.

• Displaying, storing, archiving, distributing, editing, or recording any kind of sexually explicit or obscene images, videos, documents or other materials using the Company Technology Tools.

• Downloading music or movies.

• Downloading or distributing pirated software or data.

• Downloading entertainment software or games, or playing games against opponents over the Internet.

• Downloading images or videos, unless there's an explicit business-related use for the material.

• Gaining access to areas in the Company Technology Tools that you're not authorized to access.

• Gaining illegal or unauthorized access to other Company or external computers or databases that are not in the public domain.

Electronic Communication

What's Expected of You - Electronic Communication

In conjunction with the guidelines outlined in the Technology Tools section of this Policy, you're expected to:

• Familiarize yourself with the definitions of Electronic Communication and Social Media provided in the Terminology section of this Manual.

• Honestly disclose who you are when you send email, register accounts, or conduct other Electronic Communications.

• Understand:

• That the Company shall not be liable, under any circumstances, for any errors, omissions, loss, or damages claimed or incurred due to your unauthorized use of Electronic Communications.

• That special care and judgment is required at all times when participating in Social Media. Any communication made through Social Media is or can easily become public.

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• Who can officially represent and speak on behalf of the Company when accessing Social Media or delivering Electronic Communications. Refer to Who Can Engage in Social Media on Behalf of the Company, and How section below.

• That the identity of anonymous contributors can often be revealed.

• That once delivered, Electronic Communications content can usually never be rescinded or deleted.

• That what you publish reflects both on you and on the Company if you're participating online as a Company representative.

• That you're under no obligation and shouldn't feel pressured to 'friend' or 'follow' or network with Company Stakeholders. If you're uncomfortable with adding a contact - don't add them.

• That everything you communicate must be truthful, accurate and able to be substantiated.

• That's it's okay to be hesitant and to pause and think before you post or hit 'Send.' If you're about to publish something that makes you even the slightest bit uncomfortable, don't shrug it off and click 'Send.' Take a minute to review this Policy and its related Policies and try to figure out what's bothering you. Then fix it. If you're still unsure, you might want to discuss it with your Manager. Ultimately, what you publish is yours - as is the responsibility. It's important that you're sure.

• That Social Media sites and Electronic Communication rules are continuously changing and evolving and as such, this Policy may be amended at any time and changes will be communicated as appropriate.

What You Can't Do - Electronic Communications

Although not an exhaustive list, the following includes examples of prohibited activities:

• Violating any laws, including those regarding Human Rights, defamation, copyright, or other intellectual property rights, securities, financial disclosure, and privacy rights, among others.

• Sending interactions or material that violate the Code of Conduct policy, or that may be considered offensive to any other person, including, but not limited to, pornographic or sex- related links or content, any inappropriate reference or jokes that include references or insinuations to Protected Grounds.

• Using abusive or offensive language.

• Using the Company's trademark or copyrighted logos unless authorized to do so.

• Making libelous, slanderous, or maliciously false statements. Doing so constitutes fraud or libel, and may result in legal prosecution. Information made available to others must be accurate.

• Attempting to harass others by using Company Technology Tools to deliver obscene, vulgar, threatening, or unnecessarily repetitive information.

• Posting or sending sensitive, libelous, incendiary or personal information about Company Stakeholders.

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• Disguising or attempting to disguise your identity.

• Using another person's account, including email accounts to deliver Electronic Communications.

• Copying or redistributing Electronic Communications or attachments belonging to another without permission from the originator.

• Engaging in any fundraising activity, endorsing any products or services, or participating in any political activity, unless formally authorized to do so.

• Sending chain letters, no matter how inspirational, informative, or alarming they seem to be.

• Sending credit card details, social insurance numbers, or other sensitive and private information that violates Privacy laws

• Delivering Electronic Communications that includes solicitation or promotional communication that implies endorsement by the Company when no such endorsement exists.

• Representing and speaking on behalf of the Company when you're not authorized do so. Refer to the External Company Communications policy and the Who Can Engage in Social Media on Behalf of the Company, and How section below.

• Sending or posting information that includes Confidential Information.

• Posting or sending video or audio recordings, or photographs of the Company premises, products, customers, visitors or Staff for any reason, unless you've received prior written authorization to do so.

• Sending interactions or material that may be considered offensive including, but not limited to, racial or off-colour jokes, pornographic or sex-related links or content, or jokes based on age, national origin, ethnicity, religion, pregnancy, marital status, sexual orientation, disability, or any other legally Protected Grounds under BC law.

Who Can Engage in Social Media on Behalf of the Company, and How

Social Media is continually evolving and is changing how Staff communicates. While it creates endless opportunities, Social Media also creates new challenges, new responsibilities, and ultimately the emergence of new rules to address its use.

 It's the Company's intention to be very clear about who's permitted to engage in Social Media as a representative of the Company.

Only Staff who have been explicitly authorized, as described below, are permitted to officially represent and speak on behalf of the Company when engaging in Social Media.

• Employees engaged with marketing duties or consultants hired to perform these functions. E employees whose responsibility it is to manage Company LinkedIn, Instagram, Twitter, and Facebook accounts.

• Procedures for the approval of Social Media account content approval will be specified in the Engagement Agreement with marketing consultants or procedures developed for marketing employees (if assigned).

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• Managers will ensure their Direct Reports follow this policy enforcer for all use of social media on behalf of your company.

 No Expectation to Privacy

As outlined in the No Expectation to Workplace Privacy policy, the Company reserves the right to read, verify, inspect, audit, and/or monitor anything you do in the Workplace.

That means you must not have any expectation of privacy in anything you create, store, send, or receive using the Company's Technology Tools and Electronic Communication tools and that any of your digital activities, including Company email messages, downloaded files, and internet usage may be viewed or monitored by the Company without prior notice.

 Consequence of Violation of Policy

Given the potential for serious and irreparable consequences and damages caused by non-adherence to this Policy, be aware that violations of this Policy will be taken seriously, and will result in disciplinary measures, up to and including immediate termination of your Engagement with Just Cause.

Consequences relating to some of the prohibited activities included in this Policy may include you and the Company being held liable for damages. If you're found to be responsible as a result of a violation of this Policy, legal action may be taken against you and you may be required to repay the Company or others for any losses incurred. For example:

• If you electronically communicate any illegal, threatening, libelous, defamatory, offensive, racist, or obscene remarks, you may be held liable.

• If you forward Company Confidential Information or unlawfully divulge private information about Company Stakeholders, you may be held liable.

Additionally, if the violation of this Policy resulted in criminal conduct, the Company will provide the records to the appropriate authorities for possible criminal prosecution.

Information Technology Security

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

It's Everyone's responsibility to help safeguard our information.

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READ IN CONJUNCTION WITH

The following Policy is closely related, and outlines your obligations relating to Technology Tools that you have signed or will sign as part of Staff Policies:

• Use of Technology Tools & Electronic Communication

POLICY

The integrity and security of our information is fundamental to our success. However, the systems are only as good as the manner in which they're used.

We expect Everyone to make an effort to stay informed about what we can do to safeguard our information. Information security is Everyone's responsibility.

The following practices represent an integrated approach to information technology security standards for use within the Company. Each practice is dependent upon the maintenance of other practices to ensure integrity of the whole system.

Mandatory guidelines are provided below for the following:

• Server room environment and access

• Data collection and classification

• User account and password management

• Network access

• Remote access

• Virus protection

• Software

• Back-ups & offsite storage

Server Room Environment & Access

All server rooms and other information processing areas adhere to a minimum standard of physical protection and environmental control. These physical controls are appropriate for the size and complexity of the equipment and the criticality and sensitivity of the systems operated at those locations.

If you require access to the server room, please contact the Security Manager. If you're authorized to access a computer room with a controlled environment, follow the posted guidelines and procedures.

Data Collection & Classification

Data collected and stored on the Company computer systems must be used only for the purpose for which it was originally collected.

All data stored must be classified for data sensitivity. This enables the Company to implement the appropriate back-up and restoration procedures and ensure that confidentiality is maintained. This classification is normally done by a by the Manager responsible for its creation and safeguarding (e.g. CFO for Financial Data, QAP for Quality Date etc.), to determine how data may be used and who is granted access to it.

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Data stored on the Company's core computer systems may not be copied, including downloading, to any other computer system without the prior written approval of the responsible Manager.

User Account & Password Management

Access to the Company computer systems is controlled by usernames and passwords. All users are provided with a user account and password. User accounts are limited to one account per individual. Written authority from the CEO is required to open additional accounts.

The combination of a login ID and password is the equivalent of a signature to an automated system. You're responsible for the control and use of your individual login ID and password. Allowing someone else to use your ID and password to access our network is forbidden as it puts our information at risk.

• Your password must be at least 8 characters in length, must be changed on a periodic basis.

• If you forget your password, contact the Security Manager or cloud-based application help desk to have it reset.

Here are some tips for creating good passwords:

• Don't associate your password with personal information (for example, PIN numbers, family birthdays, phone numbers, family names, etc.).

• Make sure your password uses an apparently random combination of upper- and lower-case alphanumeric and special characters.

• Try creating your password using the first letters of each word in a sentence, making sure you also insert numbers or special characters.

Cloud-based Application Access

Each of us is given a unique login ID and password by the Company for accessing the Company cloud- based applications (Office 365, etc.) when required for the performance of your duties.

Permissions

When your login ID was created, you were given permission to access all public folders, cloud-based storage, and applications on the network. Access to some servers, however, may be restricted to those who need the information in the daily course of their jobs. If you need access to such a server or folder, please contact your Manager, who will provide the necessary approvals.

Deletion of Login IDs

There are circumstances under which your login ID will be automatically removed from cloud-based applications:

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• Your login ID has not been used for 30 days. If you intend to take an extended leave, be aware that this may occur while you're away, unless you make prior arrangements with the Company.

• You leave the Company.

If there's a reason to suspect your login ID is being used in a manner not in accordance with Company Policies (for example, suspected use by someone other than you, or connected to illicit or illegal activities, etc.), contact your Manager immediately.

Virus Protection

Viruses represent a dangerous threat to our servers and networks. We've installed and maintain anti- virus software and firewalls that protect our Technology Tools from external threats.

You're expected to help us prevent threats to our Technology Tools by:

• Using and maintaining the anti-virus software we've installed on every Company computer.

• Scanning files, CDs, and removable storage devices before using them on a computer connected to our network.

• Not opening emails containing attachments from names you don't recognize.

• Downloading and installing updates to the anti-virus software when available.

• Avoiding:

• Downloading files from the Internet or other external computers.

• Loading files to our systems from memory sticks and devices we receive from other companies or bring from home.

Procedure

If you suspect or detect a virus on one of our computers, stop using the computer and report it to IT immediately. IT will take appropriate action to have the virus removed, determine what damage the virus may have caused, determine if other systems have been infected, and troubleshoot how the virus was introduced into the system.

Software

Understandably, our IT department can't support every application we may want to use at work. We have to standardize on a few applications that we use and support within the Company.

Windows-based software is installed and supported on Company-owned computers. Installation of any other application on a Company computer requires Security Manager approval, even though the Company may not be able to provide technical support for the application.

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Company-Supported Software

As a Company, we've chosen to standardize on certain applications that meet our business needs. Standardizing on a minimal set of applications keeps our costs lower and enables better communication and re-use of information throughout the Company.

Following is a list of the applications we've selected:

• Microsoft Windows

• Microsoft Office 365

• MJ Freeway Platform for Seed-to-Sale Tracking

• Cannabis One Five Quality Management System

• CloudLIMS

• Dropbox Business for Cloud-based Storage

• Adobe Creative Cloud for cloud-based productivity tools These applications are supported by the Company, who:

• Ensure these applications are installed on every computer when needed for business use.

• Purchase and install product upgrades as required.

• Ensure your computer hardware meets the minimum requirements to run the software.

• Help to troubleshoot and repair problems if the software malfunctions.

If you need help or training using one of these applications, contact one of the administrative assistants or request training from your Manager.

Other Software

If you need to install other applications on your computer, Security Manager approval is required to ensure the application is suitable for use on a computer connected to our network. Once the Security Manager approves an unsupported application, you're responsible for your own software installation, support, and upgrades.

If the Company purchases software for your use at work, the master disk and user license belong to the Company even though the software isn't supported by the Company.

Pirated or Unlicensed Software

Software piracy is the unauthorized duplication of software and/or the use of the software by more users than for which it's licensed and is against the law.

The Company strongly supports strict adherence to software vendors' license agreements. When the Company computing or networking resources are employed, copying of software in a manner that's not consistent with the vendor's license is strictly forbidden.

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Installation of unlicensed software on Company-owned computers isn't permitted. Let's be very clear on what we mean by this:

• It's our policy to use software in accordance with the software vendor license agreements. This means we don't copy, distribute, or install software on a Company-owned computer unless the license allows it.

• It's your responsibility to make sure any software on your Company-supplied computer is legal.

• IT conducts random software audits. Pirated or unlicensed software found during these audits is deleted when discovered.

• Duplicating or copying Company-owned software is not allowed without specific approval from the Company.

Back-Ups & Offsite Storage

You don't have to worry about backing up any data, as long as your files are saved on a Company cloud- based storage.

• Back-ups on our security data storage servers are conducted continuously.

• All Company data or files must be saved on Company cloud-based storage. Data and files stored on the hard drive of your desktop, laptop, or portable computer are not backed up by the Company. Storing files on your hard drive could very easily result in your permanently losing all files with no method to recover them.

• In the event of disaster, you can expect full restoration of system data within 24 hours from cloud-based storage.

Impairment-Free Workplace

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

The Company strives to create a safe environment for Staff and other Company Stakeholders who visit our premises. Our duty as an employer includes ensuring we do what we can to prevent the use of Substances in the Workplace before or during work hours that may impair your ability to perform your work functions responsibly.

READ IN CONJUNCTION WITH

• Intoxication at Company Events

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DEFINITION

Substance

Illicit drugs or Legal Substances

Impairment

Impairment refers to the deterioration of an individual's judgment or a decrease in their physical ability as a result of Substance use. Even small amounts of a Substance can affect your mental and physical abilities. Different Substances act on your brain in different ways, but almost all affect your:

• attention

• judgment

• motor skills

• reaction time

• decision-making skills

• balance and coordination

POLICY

Everyone - including volunteers and contractors, are expected to report fit for duty for scheduled work and be able to perform assigned duties safely and acceptably without any limitations due to use or after effects of Substances, or any other substance that may impair judgment or performance.

The presence of illicit drugs, recreational cannabis, or alcohol in the Workplace is not permitted.

Any illicit drug or drug paraphernalia found in the Workplace will be turned over to the appropriate authorities and may result in criminal prosecution.

As with any case of Workplace Misconduct, you'll be subject to disciplinary measures, up to and including termination of your employment with Just Cause for violation of this Policy, depending on the circumstances and severity and frequency of the violation(s).

Dating Co-Workers

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

Developing a consensual romantic relationship with a co-worker can work, provided certain guidelines are followed.

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DEFINITIONS

For the purposes of this Policy:

Dating

Entering into a consensual relationship with a co-worker that has progressed beyond a platonic friendship

Party, Parties

The individual(s) involved in the Dating relationship

Intimate Contact

Intimate behaviour which includes public displays of affection or sexuality towards a Party, including cuddling, kissing, fondling, touching, or other similar physical contact of a romantic or sexual nature.

POLICY

Regardless of the sexual orientation, gender identity, or gender expression of the Parties involved, the Company doesn't prohibit you from Dating or entering into a consensual romantic relationship with a co-worker, provided the following guidelines are adhered to.

Mutual & Voluntary Consent

• Both Parties must mutually and voluntarily consent to Dating.

• No undue pressure was brought on by either Party towards the other to engage in Dating.

• The Parties must not have a reporting relationship.

Performance

• Dating must not affect the performance or the duties of involved Parties in any way.

• Both Parties must maintain clear boundaries between their personal and business interactions.

Workplace Contact

Both Parties are expected to:

• Keep personal exchanges limited so that others are not distracted or uncomfortable by such exchanges.

• Never engage in Intimate Contact in the Workplace that would, in any way, be deemed inappropriate by a Reasonable Person.

• Understand that during non-working hours, such as lunches, breaks, and before and after work periods, the Parties are not precluded from having appropriate personal exchanges at work locations as long as their conversations and behaviours could in no way be perceived as offensive or uncomfortable to a Reasonable Person.

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• Ensure that Dating doesn't negatively impact the Workplace.

If the Dating Relationship Terminates

• The Parties' work performance won't be negatively impacted.

• Neither Party will retaliate or disclose personal information about the other Party and will refer to the definition of Misconduct to ensure their behaviours are not deemed bullying, harassing, or otherwise inappropriate.

Disclosure of Dating

Dating must be disclosed if:

• A reporting relationship exists between the Parties - including relationships where one Party is not necessarily the other Party's Direct Report. The relationship must be disclosed regardless of the number of reporting levels between the Parties.

Example: Sally is a junior employee in the sales department who reports to Salina who reports to Mark who reports to John. The relationship must be disclosed if either Salina, Mark, or John enters into a Dating relationship with Sally.

• Individuals in senior, sensitive, or influential positions are subject to more stringent requirements under this Policy and must disclose the existence of a Dating relationship with any Individual in the Company to prevent real or perceived favouritism or undue influence.

• Real or perceived conflict of interest can be deemed by a Reasonable Person.

PROCEDURE

Disclosing the Dating Relationship

When disclosure of a Dating relationship is required, the Party in the more senior position is expected to:

1. Meet with their Manager or HR Manager (if assigned) to disclose the relationship and follow up the meeting with a written disclosure to their Manager or HR Manager (if assigned).

2. The Manager or HR Manager (if assigned) will meet with the less senior Party to confirm that the relationship is consensual and the less senior Party will follow up the meeting with a written confirmation.

3. By disclosing in writing that Dating is consensual, both Parties confirm that they're both free to end the relationship at any time and neither will be subjected to negative work-related consequences.

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4. The Manager or HR Manager (if assigned) together with appropriate stakeholders, will determine if a real or perceived conflict of interest exists because of the relative positions of the Parties involved.

5. The Manager or HR Manager (if assigned) will submit a written recommendation to the CEO who will make the final determination if a conflict of interest exists.

Where a Conflict of Interest Exists

Where problems or potential risks resulting from the Dating relationship are identified:

1. The Company will work with the Parties to consider options for resolving the conflict of interest.

2. The initial solution will be to make sure that the Parties no longer work together on matters where one is able to influence the other or take action for the other. Matters such as, firing, promotions, performance management, compensation decisions, and financial transactions are examples of situations which may require reallocation of duties to avoid any actual or perceived advantage or disadvantage.

3. In some cases, more extreme measures may be necessary, such as changing the reporting relationship or transferring a Party to another position or department. The Party in the more senior position will be considered for transfer first to avoid any perception of retaliation against the less senior Party.

4. The Party's refusal of reasonable alternative positions, if available, or continued failure to work with the Company to resolve potential conflicts of interest or risks associated with the Dating relationship in a mutually agreeable fashion may ultimately result in termination of the Party's Engagement.

Whistle-Blower Policy

Applies to:	Employees, Directors,	Last Updated:	February 26, 2020
Officers

OVERVIEW

When we observe something that's not right, we don't ignore it. We report it.

POLICY

Everyone is expected to comply with the Code of Conduct and Off-Duty Conduct policies in this Manual and to report serious violations or suspected violations in accordance with this Policy, prior to seeking resolution outside the Company.

Here's what you need to know:

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• Our Compliance Officer is Donald Dinsmore or their designate. The Compliance Officer is responsible for investigating and resolving all reported complaints and allegations concerning violations of the Code of Conduct Policy, at their discretion.

• Any Individual who retaliates against someone who has reported a violation in good faith will be subject to disciplinary measures, up to and including immediate termination of your Engagement with Just Cause.

• Any allegation that proves not to be substantiated, and which proves to have been made maliciously or knowingly to be false will be subject to disciplinary measures, up to and including immediate termination of your Engagement with Just Cause.

• Reports of violations or suspected violations will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.

• Anonymous complaints won't be dealt with under this Policy.

PROCEDURE

When observing a serious violation of the Code of Conduct policy, proceed as follows:

1. Share or report your concerns, suggestions, or complaints with the Compliance Officer.

2. The Compliance Officer will:

a. Investigate and resolve all reported violations of the Code of Conduct Policy, at their discretion.

b. Provide advice to the President & CEO and/or the audit committee.

3. In the event of any concerns or complaints regarding corporate accounting practices, internal controls, or auditing, the Compliance Officer shall immediately notify the board audit committee of any such complaint and work with the committee until the matter is resolved.

4. The Compliance Officer will notify the sender and acknowledge receipt of the reported violation or suspected violation within five (5) business days. All reports will be promptly investigated and appropriate disciplinary action will be taken if warranted by the investigation.

Conflict of Interest

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

We're expected to disclose any outside work or personal activity if it puts the Company at risk, puts the Company in a competitive disadvantage, or negatively impacts the Company in any way.

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POLICY

You may, from time to time, pursue personal and private business interests and ventures, and may participate in other forms of decision-making organizations/bodies.

It's your responsibility to clarify such outside activities and provide a full written disclosure to the Manager or HR Manager (if assigned) so that an assessment can be made and any potential conflict of interest, real or perceived, may be prevented.

We trust your judgment, but if you're unsure of a situation that may place you in a conflict of interest, please refer to the list below or discuss the situation with the Manager or HR Manager (if assigned).

The following situations require full written disclosure to and approval by the Manager or HR Manager (if assigned):

• You, your spouse, or a member of your immediate family is engaged in, or plans to be engaged in, a business that is similar in nature to the Company, competes with the Company, services Company clients, or is in some way hostile or averse to the Company.

• You, or any member of your immediate family, directly or indirectly, borrows from, lends to, invests in, or engages in any substantial financial transaction with a client, potential client, major supplier, or competitor of the Company. Members of immediate family include spouse, children, and any other relative sharing your household. Professionally managed mutual funds are exempt from this clause, provided the fund manager isn't a member of your immediate family.

• You're engaged in outside work that will interfere with your employment and job responsibilities. You're expected to ensure that your Company work commitments, including overtime requirements, take precedence over any other job or position you may hold.

• You perform outside work during regular Company working hours and make use of the Company Materials or Staff to conduct this outside activity.

• You accept a retainer, commission, consulting fee, or any other fee arrangement or remuneration from a competitor.

• You receive gifts from a Company supplier or competitor.

• Your work requires use or disclosure of Company proprietary information or clients.

• Your relationship with a co-worker where a reporting relationship exists has progressed beyond a platonic relationship. Refer to Dating co-workers policy.

Teleworking Policy

Applies to:	See Teleworking	Last Updated:	February 26, 2020
Eligibility section

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DEFINITION

Telework/Teleworking

A work arrangement in which an employee works outside the Company office from their home residence.

OVERVIEW

This Policy is used to help support circumstances where working outside the Company office is mutually beneficial to both the Company and the teleworker. Teleworking is intended to enhance employee productivity, improve efficiencies, support different work styles and reduce the teleworker's commuting time and environmental footprint.

Teleworking is an earned benefit and not an entitlement and may be granted to employees who have shown a strong work performance and whose job responsibilities are suited to such an arrangement.

This policy will be reviewed when deemed appropriate, but not less than every 12 months..

Types of Programs

The 3 types of Teleworking programs are as follows:

Ad Hoc Remote Work

A teleworker who needs to work from a remote office on an as-needed basis including due to unforeseen circumstances such as teleworker illness or the onset of inclement weather.

Flexible Working Arrangement

A teleworker who regularly works from home during set times during the week.

A Remote Worker

A teleworker who exclusively works remotely. (together known as the "Program")

Teleworking Eligibility

This Policy applies to Flexible Working Arrangements or Remote Workers as defined above and includes enforceable policies and guidelines for remote workers.

The following conditions must be met in order for staff to be eligible for the Program.

1. Company employees and contractors are eligible for Program participation.

2. The teleworker agrees to sign a contract agreement confirming that they understand and will abide by its terms and conditions.

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3. The teleworker's position is conducive to working remotely.

4. The teleworker is fully trained in their position.

5. The work being performed remotely can be measured and monitored for productivity.

6. The teleworker has an established record of demonstrating:

1.1 Productivity and sound decision making skills

1.2 Good time management skills

1.3 Good and transparent communication skills.

7. The teleworker's most recent performance appraisal must, at minimum, indicate fully achieved standards.

8. The teleworker has secured secure electronic access to the Company's work folders, files and software required to fulfill their responsibilities.

9. The teleworker meets all requirements outlined in their teleworking contract agreement.

Manager Responsibilities

1. The teleworker's manager is responsible and accountable for managing the teleworker's work, performance and productivity during the duration of the program.

2. The Manager will meet with the teleworker frequently during the first 2 weeks of the program to confirm the continued mutual benefits to both the Company and the teleworker.

PROCEDURE

Each request to participate in the program will be considered on an individual basis. Teleworkers and their managers are responsible for determining the best possible work situation for each Teleworking request.

1. The teleworker meets with their manager to discuss the feasibility of participating in the Program.

2. Once feasibility is established, the teleworker together with their manager completes the applicable fields in Schedule A of the teleworking contract agreement.

3. Email the contract agreement to the CEO and obtain a digital copy of the signed contract agreement.

4. Manager and teleworker sign the contract agreement.

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5. The contract agreement is signed by a Company representative who has the appropriate and binding contractual signing authority on behalf of the Company.

6. A digital copy of the signed contract agreement is emailed to CEO..

Solicitation on Company Premises

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

We don't ever really know someone else's financial situation or beliefs, and solicitation or distribution of literature can be uncomfortable for some of us. Therefore, solicitation or distribution of literature of any kind in the Workplace isn't permitted.

POLICY

Non-Company Individuals or Outside Vendors

Non-Company individuals are not allowed at any time to enter Company premises for the purpose of any form of solicitation or literature distribution. Third parties or strangers are forbidden from soliciting, selling, or handing out materials for political, charitable, or similar activities. The only exceptions to this prohibition are community benefit projects that are specifically authorized by the Company, and approved business-related vendor or Company events.

Staff

Staff are not permitted to distribute literature or other materials or to solicit for any cause in the Workplace.

Intoxication at Company Events

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

Intoxication should be avoided at Company events.

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READ IN CONJUNCTION WITH

• Impairment- Free Workplace

POLICY

Many of us may believe that a Company party or social event is merely an opportunity to have fun and relax, and no different than a gathering with friends and family. However, a Company party or social event is essentially a casual business event. Being Intoxicated is inexcusable and dangerous for your physical well-being and the well-being of others - particularly when driving.

Intoxication can also result in embarrassing and inappropriate situations with event attendees. Consider up front that your behaviour will likely be observed by everyone - your direct reports, peers, Management Team - and their spouses.

Take responsibility for your own consumption of Legal Substances and moderate your intake. Avoid the potential for unsafe outcomes and a depreciation of your reputation that can stem from Intoxication and inappropriate behaviour at Company events.

Terms of Understanding

Staff and when applicable, their guests, are invited to Company events where Legal Substances are served or are permitted on the condition that you will:

• Take responsibility for your own consumption of Legal Substances and that of your guest.

• Moderate your intake of Legal Substances.

• Co-operate with the Company's efforts to ensure your safety.

• Not return to work while under the influence of a Legal Substance after a Company event.

• Assist the Company to apply this Policy to other Staff and guests.

• Not operate a vehicle after a Company event while you're impaired.

Use of Mobile Devices

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

Whether we're using a Company-paid or personal Mobile Device, we need to use good judgment to help prevent accidents, make sure we're not harassing or annoying the people around us, and safeguard Company and Confidential Information.

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READ IN CONJUNCTION WITH

• Use of Technology Tools & Electronic Communication

POLICY

Here's what you're expected to adhere to when using a Mobile Device.

Using Mobile Devices on Company Premises

The following applies to both Company-supplied and personal Mobile Devices:

• Turn Mobile Devices off during meetings, or at least turn the ringer on low or vibrate. If you must use your Mobile Device during a meeting, excuse yourself from the meeting and step outside so that others are not disturbed.

• If you're expecting an urgent phone call, text or email that must be answered while in a meeting, advise meeting participants in advance.

• If you leave your Mobile Device on while you're at your desk or in the office, keep the ringer on low so that others are not interrupted when it rings.

• Ensure that your ring tone selection isn't offensive or disturbing to others. Offensive language, obscenities, jarring phrases, or loud music isn't acceptable.

Using Mobile Devices While Operating a Vehicle or Equipment

We all know the stats. Using a Mobile Device while operating a vehicle, machinery, or equipment kills people. Don't do it under any circumstances when you're in the Workplace.

Here's what you need to know and adhere to:

• Use of any personal Mobile Device while operating a vehicle, machinery, or equipment in the Workplace, is strictly prohibited.

• Your Manager and/or any other Company individual has no authority, under any circumstances, to expect you to use a Mobile Device in any way while you're operating a vehicle, machinery, or equipment, or to conduct any activity where the lack of focus, even for an instance, can result in serious negative consequences for you or others.

• If you decide to use a Mobile Device while operating a vehicle, machinery, or equipment, you must only use the device once you have pulled over to a safe place and parked the vehicle, machinery, or equipment.

Using Cameras, Web Cams, & Recording Devices

The use of Mobile Devices with additional camera, video or audio recording functionality has resulted in legal and operational concerns for many businesses. Issues such as invasion of privacy, Harassment, spying, and loss of productivity associated with these devices have prompted the Company to prohibit their use at work.

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As such, cameras or recording devices are not allowed in washrooms, shower areas, or confidential areas such as the Production Area beyond the Hand Wash area unless specifically approved by Senior Management. In the Change Rooms Mobile Devices are permitted for the purpose of placing them in your day locker for secure storage before entering production areas.

You're also prohibited from video or audio recording, or taking photographs of Company Stakeholders in the Workplace for any reason unless you have received prior written authorization to do so.

For the purposes of this Policy, "web cams, cameras and recording devices" include any device with the capability to capture photographic, video or audio recordings, regardless of whether or not this function on the device is selected or used.

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Attendance, Reporting Hours & Payroll

Attendance

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

We're expected to be on time for work and meetings and we make an effort to avoid being absent.

POLICY

You're expected to work a Standard Work Week unless absolutely unavoidable or you're on vacation or some other absence that was planned in advance. Chronic absenteeism and tardiness results in additional costs for the Company and affects the people around you who count on you to be at work and in meetings on time.

Chronic absenteeism and tardiness may result in disciplinary action up to and including termination of employment with Just Cause.

PROCEDURE

Refer to Approving, Communicating, and Recording Absences policy.

Lunch & Breaks

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

We're expected to take a break during the work day so we can remain productive and refreshed.

POLICY

You're entitled to take a 30-minute unpaid meal break after 5 consecutive hours of work. The point of a meal break is to break up your work day. As such, we do not expect you to skip meal breaks in order to shorten your work day.

There's usually flexibility in the timing of your meal break, but some positions may require coordination and scheduling.

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• If you are a production worker, you must schedule your meal break no later than 5 hours after you start work.

• You're not entitled to additional breaks during the day, and any non-work related breaks will increase the overall length of your work day.

• You may occasionally extend your meal break to 1 hour when needed, but the length you choose will affect the overall length of your paid work day. You're expected to work a total of 8 working hours per day, excluding unpaid breaks.

Clarifying Breaks & the Work Day

There's often confusion in how breaks are handled, so for the sake of clarity, here are some examples to demonstrate that the expectation is for you to be productive and working for 8 hours a day:

• You arrive to work at 8:00 am. You take a meal break at 1:00 pm for 30 mins. You're expected to work until 4:30 pm.

• You arrive to work at 8:00 am. You take a meal break at 1:00 pm for 1 hour. You're expected to work until 5:00 pm.

• You arrive to work at 8:00 am. You take a break at 11:15 am for 15 minutes. You take a meal break at 1:00 pm for 30 minutes. You take a break at 3:00 pm for 15 minutes. You're expected to work until 5:00 pm.

Overtime

Applies to:	Non-management	Last Updated:	February 26, 2020
Employees

OVERVIEW

Overtime is handled according to BC Employment Standards and must also be approved prior to working additional hours.

POLICY

Sometimes we need you to work extra hours to meet certain deadlines. When overtime is required, we appreciate your willingness to work additional hours and we'll bank your time, or compensate you.

Overtime Approval

No one is contractually entitled to work overtime. Overtime requires written authorization by your Manager prior to working any additional hours. You can't approve your own overtime.

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Overtime Rates, Banking, Working Holidays, & Overtime Calculations

The Company adheres to overtime legislation under BC Employment Standards. Refer to the following resources provided by the BC Ministry of Labour:

BC Employment Standards - Hours of Work and Overtime Factsheet:
http://www2.gov.bc.ca/gov/content/employment-business/employment-standards-advice/employment- standards/factsheets/hours-of-work-and-overtime

BC Employment Standards Act:
http://www.bclaws.ca/civix/document/id/consol22/consol22/00_96113_01#section40

Excessive or Abuse of Overtime

Overtime is carried out under very specific circumstances. You're asked to appreciate that overtime can result in a significant increase in wages as a percentage of salary. All overtime will need to be justified and pre-approved as outlined in Procedure.

Here are some of the consequences of excessive or abuse of overtime:

• If a consistent pattern of unscheduled overtime develops, you may be asked to complete a Job Activity Log to better understand and help you make adjustments to your workload or provide you with additional resources.

• After a first offence of working and expecting to be compensated for unapproved overtime occurs, subsequent offences may result in disciplinary measures, up to and including termination of employment with Just Cause.

• If it's proven that you're scheduling your workload to purposely incur nonessential overtime and receive overtime benefits, you'll be subject to disciplinary measures up to and including immediate termination of employment with Just Cause.

• Managers who approve unscheduled overtime on a regular basis will be asked to review their department and resources to understand options for optimizing workloads.

PROCEDURE

The following procedures for approving and recording overtime are applicable to both hourly and salaried employees:

1. To approve overtime before it's worked, obtain formal approval from your Manager.

2. Complete the Timesheet for each period in which overtime is worked and obtain required signatures.

3. Submit both forms to your Manager or Payroll (if assigned).

4. Your overtime will either be banked in accordance with the law, or paid in the following payroll run.

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Approving, Communicating, & Recording Absences

Applies to:	Employees	Last Updated:	February 26, 2020

POLICY

The following outlines what's expected when there's a legitimate reason for you to be absent from work. This procedure helps to facilitate payroll processes, track vacation balances, and manage costs related to absenteeism, and productivity.

PROCEDURE

Approving Planned Absences

If you're planning to be absent - for example, when you're planning vacation time off or time off for training and development:

1. Notify and get approval from your Manager in advance. Complete the Absence Approval Form. In most cases, email approvals are also sufficient. It's best not to assume that an absence is approved until you receive written confirmation from your Manager.

2. Absence approvals whether by email or by completed Absence Approval Form are forwarded to the Office Manager.

Communicating Unplanned Absences

1. All unplanned absences must be communicated to Office Manager by you or your Manager.

2. If you're going to be late for work, you're expected to:

• Notify your Manager no later than your regular starting time.

• Make up the time outside of your Standard Work Week.

Confirming Unplanned Absences

The Office Manager must be aware of individual absences to understand the best way to deal with incoming calls and visitors, and because they're also responsible for cross-checking monthly absences recorded on timesheets and cross-referencing reports with Payroll.

If the Office Manager becomes aware of an individual's absence without receiving documentation to support it, the Office Manager will contact the individual or the individual's Manager to confirm the reason for the absence so that they can record it appropriately for time-tracking purposes. This follow- up is part of the Office Manager's job responsibilities, and we kindly ask that you cooperate when asked for confirmation or a reason for your absence.

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This practice isn't meant to audit you. It's in place to ensure that absences are properly recorded, particularly vacation absences since failure to record a vacation absence means that the vacation balance isn't reduced and is inaccurate. This practice applies equally to us all, regardless of our position in the Company.

Recording Any Type of Absence

Exception Reporting for Salaried Employees

• Salaried employees are expected to record only exceptions to a Standard Work Week, including the absences listed in the following table. This process is called 'Exception Reporting.'

• The following table provides the absence codes used for Exception Reporting.

Code	Description
V	Vacation
Vacation requests should be submitted as far in advance as possible to allow the Company to plan for your absence.
S	Incidental Sick Days
(Day 1 through 3 of illness)
P	OTHER PAID TIME OFF
	•	Additional Paid Days Off as assigned occasionally by the CEO
	•	Bereavement Leave
	•	Personal Days or appointments that can't be scheduled outside of business hours
U	UNPAID TIME OFF
	1.	Inclement Weather or other absences due to natural elements where the Company remained open for business
	2.	Unapproved Training Conferences/Events/Courses
	3.	Leave of Absence
	4.	Legislated Leaves (excluding vacation leave and public holidays)
	5.	Unpaid Time - for example, when vacation, sick days, or other benefits have been exhausted
O	Other Absences
T	Approved Training
Conferences/Events/Courses

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Timesheets for Hourly Employees

The timesheet records all absences and hours worked - including any overtime. It also tracks the projects or job activities on which each hourly employee's time is spent.

• Hourly employees are required to report time worked for the period beginning Monday morning and ending Sunday night.

• Timesheets are submitted to your designated Administrative Assistant by first thing Monday morning. The Administrative Assistant will ensure timesheets are signed by the appropriate Manager.

• If you know you'll be absent when the timesheet is due, complete and submit your time sheet on the last day of work before your absence.

• Overtime must be authorized by your Manager in advance. Refer to Overtime policy.

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HUMAN RESOURCES

Who Does this Human Resources Section Apply To?

Applies to:	Everyone	Last Updated:	February 26, 2020

All policies included in the Human Resources section of this Manual apply to employees only, except the following Policies, which apply to Everyone:

• Health & Safety

• Prevention of Workplace Violence

• Impairment & Substance Dependency

• Smoke-Free Workplace

Legislated Policies

Health & Safety

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

The goal: No one gets hurt.

Let's work together to meet that goal.

POLICY

The Company and the Senior Management Team are committed to fostering an environment where we're all responsible for taking every reasonable precaution to protect each other from occupational illness and injury. Everyone must protect their own health and safety, as well as that of others around them by working in compliance with the law, and apply the safe work practices and procedures established by the Company.

The Company will make every reasonable effort to provide a hazard free environment and minimize health and safety risks for Staff by adhering to all relevant legislation and, where appropriate, through the development, implementation and maintenance of internal health and safety work standards, programs and procedures.

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Here's what you need to know:

Rights & Responsibilities

You have a right to:

• Refuse unsafe work.

• As an employee, participate in the Workplace health and safety activities as a health and safety representative.

• Know about, and be informed about, any actual and potential dangers in the Workplace.

It is your responsibility to:

• Conduct yourself in a safe manner at all times as deemed by a Reasonable Person.

• Work in compliance with Occupational Health & Safety (OH&S) acts and regulations.

• Complete all safety training that applies to your position. You may be required to demonstrate your level of understanding of training through the completion of tests, quizzes and/or task observation.

• Adhere to policies that prescribe safety procedures and precautions as directed by the Company.

• Report Workplace hazards and dangers.

• Ensure you don't use or operate any equipment or work in a way that may endanger you or any Staff Member.

• Don't engage in any prank, contest, feat of strength, unnecessary running, or rough and boisterous conduct that could pose a risk to your safety or the safety of others.

• Don't engage in work while impaired by alcohol, drugs, or other causes.

You can expect your Manager to:

• Enforce adherence to safety procedures and precautions as directed by the Company.

• Advise you of potential and actual hazards.

• Take every reasonable precaution in the circumstances for your protection.

• Investigate unsafe conditions reported to them and ensure that corrective action is taken without delay.

You can expect the Company to:

• Take every reasonable precaution to ensure the Workplace is safe.

• Review this Policy annually.

• Establish and maintain occupational health and safety program(s) to implement this Policy.

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• Publish a printed copy of this Policy.

• Provide specific direction and delegate authority to those responsible for health and safety.

• Consult and cooperate with individuals carrying out occupational health and safety duties (including joint committee members, worker health and safety representatives, and WorkSafeBC prevention officers).

• Provide Staff with the information, instruction, training, and supervision necessary to protect their health and safety.

• Provide Managers with the support and training necessary to carry out their health and safety responsibilities.

• Make the Workers Compensation Act and the Occupational Health and Safety Regulation readily available for review by Staff.

• Immediately report all critical injuries to the government department responsible for OH&S

Workplace Hazards & WHMIS

Workplace Hazards

Workplace hazards are identified and controlled appropriately by:

• Recognizing and identifying workplace hazards, with the participation of all Staff.

• Assessing the likelihood that Staff may be affected by the hazard.

• Addressing and resolving dangerous workplace hazards.

Workplace Hazardous Materials Information System (WHMIS)

The Company will provide appropriate WHMIS training and education for Staff who are exposed or likely to be exposed to hazardous materials in the Workplace.

Joint Health & Safety Committee/Representatives

The Company maintains a Health and Safety Representative as required by law to:

• Identify potential hazards.

• Evaluate these potential hazards.

• Recommend corrective action.

• Follow-up on implemented recommendations.

RESOURCES

It's the Company's intention to be compliant with BC law:

• Workers Compensation Act: http://www.bclaws.ca/civix/document/id/lc/statreg/96492_00

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• Occupational Health and Safety Regulation: https://www.worksafebc.com/en/law- policy/occupational-health-safety/searchable-ohs-regulation/ohs-regulation

Prevention of Harassment & Discrimination

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

Harassment or Discrimination will not be tolerated in the Workplace. Period.

POLICY

The Company strives to create an inclusive Workplace that's respectful and welcoming of diversity. In accordance with workplace rights set out under the BC Human Rights Code and WorkSafeBC policies, employees in the Workplace have the right to the following:

• Freedom from Harassment

• Equal treatment without Discrimination

Harassment and Discrimination against Company Stakeholders in the Workplace based on a Protected Ground will not be tolerated.

Decisions pertaining to all areas of work including recruitment, hiring, training, transfers, terminations, layoffs, counselling, compensation, hours of work, benefits, and performance reviews are based on job performance, merit, and qualifications. Our practice is one of honest evaluation of each individual's qualifications and business contributions.

Here's what you need to know:

• The Company will provide you with Harassment, Discrimination, and Workplace Violence prevention training so that you're clear about roles, responsibilities, accountability, and the information and procedures outlined in this Policy.

• In accordance with WorkSafeBC policies, this Policy will be reviewed annually.

• This Policy is posted in the Office area and/or Change Rooms

• In accordance with the WorkSafeBC policies, in the event that you encounter unsafe working conditions or a situation presents a serious safety concern, you have the right to refuse any work that you believe to be unsafe.

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PROCEDURE

Reporting & Investigating Discrimination or Harassment

Overview

You're responsible for helping to enforce this Policy and must make every reasonable effort in a safe manner to prevent Discrimination and/or harassing behaviour and report every incident of Harassment and/or Discrimination immediately - whether it was observed, happened to you personally, or if the problem was reported to you. Harassment and Discrimination should not be ignored as silence can be, and often is, interpreted as acceptance.

Employees will not be demoted, dismissed, disciplined or denied a promotion, advancement or employment opportunities because they rejected sexual advances or because they lodged a complaint when they honestly believed they were being harassed or discriminated against.

Once a written complaint relating to reporting Discrimination or Harassment has been received, the Company will complete a thorough investigation.

Witnessing Harassment or Discrimination

If you're a co-worker who's witnessed Discrimination or Harassment in the Workplace:

• Inform the affected person that you have witnessed what you believe to be Discrimination or Harassment and that you find it unacceptable. Encourage the affected person to report the incident as outlined in the procedures below. Reinforcement and support often provides the affected person with courage to come forward. If the affected person doesn't feel that Discrimination or Harassment has taken place, the incident is considered closed.

• If you feel it's safe to do so, inform the alleged perpetrator(s) that you have witnessed the act(s) and find it unacceptable.

Reporting Harassment or Discrimination

If you feel you've been the subject of harassing or discriminatory treatment:

1. You're encouraged to explain to the person who you feel is harassing or discriminating against you (the "Respondent") that the conduct is unwelcome, but you're not obliged to do so.

• If addressing the Respondent is uncomfortable, or could lead to an escalation of the Harassment or Discrimination, or to safety risks, you're not expected to directly interact with that person.

• You should never feel obliged to address the Respondent against your better judgement.

2. If the situation can't be resolved by speaking to the Respondent, you may make a complaint by speaking to either your Manager or the CEO. If the Respondent is your Manager, speak directly to the CEO.

3. You, the Respondent, and any witnesses are advised to create and keep written notes about the events at issue, and to maintain any relevant written documentation.

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4. Where possible, the complaint should be made in writing, including details of:

• What happened - a description of the events or situation

• When it happened - dates and times of the events or incidents

• Where it happened - the exact location

• Who saw it happen - the names of any witnesses, if any.

5. If necessary, you or the Respondent will be placed on a paid leave of absence, moved to a different location within the Company, or provided with alternative reporting relationships. The decision will be made on a case-by-case basis, and will reflect the principle that you will not be penalized for making the complaint.

Investigating Discrimination or Harassment

Once a written Discrimination or Harassment complaint has been received, the Company will conduct an investigation that's appropriate to the circumstances.

6. Depending on the complaint, the person receiving the complaint will appoint an advisor, mediator, or internal or external investigator ("Investigator")

7. The Investigator:

c. Is responsible for ensuring a thorough, fair and impartial investigation of the allegations in the complaint.

d. Will notify the Respondent of the complaint and provide them with a copy of your written complaint.

e. Will interview you, the Respondent, and any relevant witnesses suggested by you or the Respondent, as well as gather documents relevant to the matters in the complaint. All Staff are required to cooperate with the Investigator.

f. Will, wherever possible, complete the investigation within 90 days of receiving the assignment.

g. At the conclusion of the investigation, will prepare a written report summarizing the allegations and the investigation results, and will forward the report to the CEO.

8. Based on the findings in the Investigator's report, the CEO will decide whether this Policy has been violated.

9. If this Policy is violated, the CEO will proceed as follows:

h. Determine the appropriate consequences for the Respondent who violated the Policy. These may include:

◾ An apology

◾ Counselling

◾ Education and training

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◾ Verbal or written reprimand

◾ Suspension with pay

◾ Suspension without pay

◾ Transfer

◾ Termination of Engagement, including immediate termination of Engagement with Just Cause.

i. In determining the appropriate consequences, take into account the nature of the violation of the Policy, its severity, and whether the Respondent has previously violated the Policy.

j. Where a violation of the Policy is found, take any steps necessary to repair the effects of the Discrimination or Harassment on you, and to prevent further recurrences of Harassment or Discrimination in the Company.

k. Communicate the results of the investigation and any corrective actions to you and the Respondent. You and the Respondent will each be provided with a copy of the Investigator's report.

Confidentiality

The Company will do everything it can to protect the privacy of all individuals involved in a Discrimination or Harassment complaint and to ensure that they're treated fairly and respectfully.

• Investigators and persons receiving complaints will, to the extent possible, protect the confidentiality and privacy of persons involved in a complaint, subject to the requirements of a fair investigation, resolution process, and the law.

• All documents related to a complaint, including the written complaint, witness statements, investigation notes and reports, and documents related to the complaint, will be securely maintained by the Manager or HR Manager (if assigned), separate from Staff files.

• Information gathered about an incident or complaint of Harassment or Discrimination won't be disclosed unless necessary for the investigation or corrective action regarding the incident.

• Information obtained about an incident or complaint of Workplace Harassment, including identifying information about any individuals involved, won't be disclosed unless the disclosure is necessary for investigating, taking corrective action, or by law.

Your Rights

• You have a right to claim and enforce your right to a Workplace free of Harassment and Discrimination.

• You shouldn't be negatively treated for bringing forward a complaint, providing information related to a complaint, or helping to resolve a complaint.

• If you're dissatisfied with the outcome of a complaint, you'll be reminded of your rights under the BC Human Rights Code.

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Fraudulent or Malicious Complaints

Unfounded or retaliatory allegations of misconduct outlined in this Policy may cause both the Respondent and the Company significant consequences.

If it's determined that you have knowingly made false statements or brought forward a false complaint, immediate disciplinary action will be taken. As with any case of Workplace Misconduct, you will be subject to disciplinary measures, up to and including termination of your Engagement with Just Cause.

Reprisals

It's a violation of this Policy to discipline or punish an individual because they've brought forward a complaint, provided information related to a complaint, or otherwise been involved in the complaint resolution process.

A reprisal may be the subject of a separate complaint under this Policy. If you engage in reprisal, you will be subject to disciplinary measures, up to and including termination of your Engagement with Just Cause.

Impairment & Substance Dependency

Applies to:	Everyone except	Last Updated:	February 26, 2020
where noted

OVERVIEW

Impairment in the Workplace is not tolerated.

If you're an employee with a Substance dependency, we want to help you overcome it.

READ IN CONJUNCTION WITH

The following policies are closely related to this important Policy:

• Impairment-Free Workplace

• Intoxication at Company Events

POLICY

To foster a healthy Workplace and help ensure that you and Company Stakeholders are safe, the Company has adopted a formal process for dealing with suspected impairment and Substance dependency.

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DEFINITION

Substance

Illicit drugs or Legal Substances

Impairment

Impairment refers to the deterioration of an individual's judgment or a decrease in their physical ability as a result of Substance use. Even small amounts of a Substance can affect your mental and physical abilities. Different Substances act on your brain in different ways, but almost all affect your:

• attention

• judgment

• motor skills

• reaction time

• decision-making skills

• balance and coordination

PROCEDURE

Impairment

Observations and suspicion of impairment may include:

• Slurred speech

• Inability to gain balance or footing

• Watery or red eyes

• The odour of illicit drugs, cannabis, or alcohol

• Dilated pupils

• Exhibiting unusual behaviour

If you're suspected of impairment, the following procedures will apply, wherever possible:

1. If possible, the opinion of two Managers will be sought to corroborate the observation of your behaviour and suspicions of impairment.

2. A Manager or HR Manager (if assigned) will attempt to meet privately with you to discuss or substantiate the suspicion.

3. Substantiation of the suspicion by the best judgment of two management individuals is sufficient to deem you unfit for work and does not require a blood test or breathalyzer.

4. You'll be sent home safely by taxi or by other means.

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5. If your impairment is such that there appears to be an immediate danger to your health, the Company will call an ambulance or get you to the nearest medical facility.

6. You won't be permitted to operate a vehicle if you're suspected of impairment. If you don't co- operate and insist on driving yourself home, the Company will contact the Police authority.

7. A meeting will be scheduled for the following day that will include you and one or two Managers who will determine appropriate disciplinary measures.

8. It's a serious offence if you're found to be impaired in the Workplace a second time, and may result in disciplinary measures up to and including termination of your Engagement with Just Cause.

Precautions at Company Events

At Company events where event-appropriate Legal Substances are served or permitted, the Company may take the following actions:

• Remind the attendees of this Policy and the Intoxication at Company Events Policy and of their obligations as guests of Company events.

• Provide a selection of non-alcoholic beverages as alternatives to alcoholic beverages.

• Limit the amount of event-appropriate Legal Substances available to each attendee.

• Make attempts to prevent an attendee who shows outward signs of Intoxication from continuing to consume event-appropriate Legal Substances.

• Appoint a designated driver or provide alternate means of transportation to attendees who show outward signs of impairment or Intoxication.

• Prevent an attendee who shows outward signs of Intoxication from leaving the event unaccompanied.

Over-the-Counter Medications

While not a requirement, if you're taking over-the-counter medication, you're encouraged to let your Manager know if there's a chance you may experience drowsiness or other side effects that may affect your performance.

Employee Substance Dependency

This section is only applicable to Company Employees.

Some of us may develop a dependency on certain Substances, which may be defined as a disease or disability under Human Rights legislation. In this situation:

• You're encouraged to communicate your dependency or any previous dependency to your Manager or HR Manager (if assigned) so that you may be accommodated as appropriate.

• Maintaining performance standards is a continued expectation and you're expected to seek treatment as soon as you can. We'll support you where we can, but can't do so unless you seek treatment. The Company reserves the right to require you to obtain treatment from a rehabilitation program as a condition of the continuation of your employment.

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• If you're protected under Human Rights, the Company may work with you to provide accommodations such as making adjustments or modifications to your work or the work environment, up to the point of Undue Hardship.

• Assistance is available for employees through the Company's Employee Assistance Program, which is a completely confidential resource.

• You won't be disciplined for asking for help relating to a dependency.

• All medical information relating to your condition will be kept confidential.

Prevention of Workplace Violence

Applies to:	Everyone	Last Updated:	February 26, 2020

OVERVIEW

Unfortunately, Workplace Violence can happen. When it does, it's not pretty. Let's all do what we can to help prevent it.

POLICY

The Company is committed to providing and maintaining a safe, productive and healthy Workplace and doesn't condone or tolerate acts of violence, intimidation, or bullying against any Company Stakeholder by any Staff Member.

Here's what you need to know:

• Workplace Violence is strictly prohibited.

• Weapons are strictly prohibited in the Workplace under any circumstance. Any violation will be reported to the police immediately.

• Talk of Workplace Violence or joking about Workplace Violence is strictly prohibited.

• The Company will provide you with Harassment, Discrimination, and Workplace Violence prevention training so that you're clear about roles, responsibilities, accountability, and the information and procedures outlined in this Policy.

• You're personally accountable and responsible for enforcing this Policy and where appropriate, must make every effort to prevent intimidation and bullying, and report violence.

• In accordance with the Workers Compensation Act, this Policy will be reviewed annually. The Company, in consultation with a Joint Health and Safety Committee (if established) or Health and Safety Representative (if assigned), will develop, maintain, and review at least annually, a written program that implements this Policy.

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• This Policy is posted on the bulletin board.

• In accordance with the WorkSafeBC, in the event that you encounter unsafe working conditions or a situation presents a serious safety concern, you have the right to refuse any work that you believe to be unsafe.

PROCEDURE

Assessing the Risk of Violence

1. The Company will assess the Workplace to identify any risks related to potential violence and will implement measures to mitigate any identified risks to Staff safety. This information will be provided to the Joint Health and Safety Committee (if established) or Health and Safety Representative (if assigned).

2. The Company will communicate information relating to a person with a history of violence when the following conditions apply:

• Staff may reasonably be expected to come into contact with the person in the Workplace.

• There's a potential risk of violence as a result of interactions with the person with a history of violence.

Under these conditions, the Company will only disclose personal information that's deemed necessary to protect Staff from harm.

Reporting & Investigating Workplace Violence

Reporting Workplace Violence

1. In cases where Workplace Violence, or a threat of Workplace Violence, has occurred, and there is no imminent danger, report it immediately to your Manager or HR Manager (if assigned).

2. If you witness any threat of Workplace Violence or violent conduct, remove yourself from harm and immediately call 911. For example, this may include a visitor entering the Workplace with a weapon.

3. If you have a legal court order against an individual, you're encouraged to share that information with your Manager or HR Manager (if assigned) so that the Company is aware of any potential aggressor who may violate a court order and attempt to contact or harm you at work.

Investigating Workplace Violence

1. All reported acts of Workplace Violence will be investigated.

2. Consultation with external parties including legal counsel and the police may occur.

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3. All reasonable measures to reduce the risks identified by the incident will be taken.

4. The incident, investigation, and corrective actions will be documented.

5. The police and any other necessary third party will be assisted in any criminal proceeding.

6. If you're found to have engaged in Workplace Violence, appropriate consequences will be determined which may include:

• Suspension without pay

• Termination of your Engagement, including immediate termination of your Engagement with Just Cause.

7. The Joint Health and Safety Committee (if established) or Health and Safety Representative (if assigned) will:

• Provide recommendations to the CEO to reduce or eliminate the risk of Workplace Violence.

• Review all reports forwarded to the Joint Health and Safety Committee (if established) or Health and Safety Representative (if assigned) regarding Workplace Violence and other incident reports as appropriate pertaining to incidents of Workplace Violence that result in personal injury or threat of personal injury, property damage, or police involvement.

• Participate in the investigation of critical injuries (e.g., incidents that place life in jeopardy, result in substantial blood loss, fracture of leg or arm, etc.).

• Recommend corrective measures for the improvement of the health and safety of workers.

• Respond to Staff concerns related to Workplace Violence and communicate these to the CEO.

Fraudulent or Malicious Complaints

Unfounded or retaliatory allegations of misconduct outlined in this Policy may result in significant consequences for both the accused and the Company.

If it's determined that you have knowingly made false statements or falsely reported an act or threat of Workplace Violence, immediate disciplinary action will be taken. As with any case of Workplace Misconduct, you will be subject to disciplinary measures, up to and including termination of your Engagement with Just Cause.

Reprisals

It's a violation of this Policy to discipline or punish an individual because they've reported an act or threat of Workplace Violence or provided information related to the act or threat.

A reprisal may be the subject of a separate complaint under this Policy. If you engage in reprisal, you will be subject to disciplinary measures, up to and including termination of your Engagement with Just Cause.

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Protected Grounds - Duty to Accommodate

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

Where possible, the Company will work with you to accommodate needs related to any of the Protected Grounds.

POLICY

When we refer to 'accommodations,' we mean making arrangements to ensure that Everyone has the same opportunities.

The Company will make every reasonable effort to work with Staff and Job Applicants protected under the Code (Protected Grounds) so they're able to work effectively by making temporary or permanent adjustments or modifications to their Workplace, up to the point of Undue Hardship for the Company. Accommodation examples could include:

• Adoption of speech recognition software

• Flexible working hours

• Accommodating religious obligations

• Modifying the dress code where the accommodation doesn't conflict with established safety policies, or where uniforms can easily be modified

• Modifying break schedules to accommodate specific times for prayers.

Replacing a public holiday with another day off that coincides with your religious holiday of faith. Refer to Vacations & Leaves policy.

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Legislated Leaves

Continuing Benefits & Seniority While on Leave

Applies to:	Employees	Last Updated:	February 26, 2020

POLICY

During any legislated leave included in the Legislated Leave section of this Manual, unless otherwise indicated within the individual policy:

• You'll continue to earn seniority based on length of service.

• In the event of a prolonged Leave, it's the Company's intention, where possible, that you be placed in the same or comparable position you held when the leave began.

• Your Company-paid benefits will continue.

• You can choose to continue with any employee-paid benefit during unpaid legislated leaves by continuing to pay your portion of the monthly premiums.

Vacation

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

Let's take our vacation so we can rest and rejuvenate!

POLICY

Refer to Vacation & Leaves Policy

RESOURCES

It's the Company's intention that this Policy is compliant with BC law.

• BC Employment Factsheet - Vacation:

http://www2.gov.bc.ca/gov/content/employment-business/employment-standards- advice/employment-standards/factsheets/annual-vacation

• BC Employment Standards Act:

http://www.bclaws.ca/civix/document/id/complete/statreg/00_96113_01#part7

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Public Holidays

Applies to:	Employees	Topic Owner:	HR	Last Updated:	February 26, 2020

OVERVIEW

Public holidays are statutory paid holidays. There are 10 paid holidays in BC.

POLICY

Refer to Vacations & Leaves Policy.

RESOURCES

It's the Company's intention that this Policy is compliant with BC law.

• BC Employment Standards Branch - Statutory Holidays Factsheet:

http://www2.gov.bc.ca/gov/content/employment-business/employment-standards- advice/employment-standards/factsheets/statutory-holidays-in-british-columbia

• BC Employment Standards Act:

http://www.bclaws.ca/civix/document/id/complete/statreg/00_96113_01#part5

Pregnancy & Parental Leave

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

Becoming a new parent means you may be eligible for Pregnancy and Parental Leave.

POLICY

Together with Federal and Provincial agencies, you'll be supported in various ways with the arrival of your child.

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Federal & Provincial Agencies Overview

You're eligible for Pregnancy and Parental Leave in accordance with BC Employment Standards Act (ESA). A link to the Act is included in the Resources section below. It will address any questions you may have about your rights and obligations relating to the Leave.

Pregnancy Leave

If you're pregnant, you have the right to take Pregnancy Leave of up to 17 weeks of unpaid time off work. In some cases, the leave may be longer.

Parental Leave

Parental Leave is unpaid time off work when a baby or child is born or first comes into your care.

• As new parents, you have the right to take Parental Leave.

• Parental Leave is not part of Pregnancy Leave and so a birth mother may take both Pregnancy and Parental Leave.

• The right to a Parental Leave is also independent of the right to Pregnancy Leave. For example, a spouse could be on Parental Leave at the same time the birth mother is on either a Pregnancy Leave or Parental Leave.

• For more information on Maternity and Parental Leave including length of leaves, please refer to the link in the Resources section at the end of this Policy.

BC's ESA & the Federal Employment Insurance Act

The Employment Standards Act (ESA) provides eligible employees who are pregnant or are new parents with the right to take unpaid time off work.

In contrast, the federal Employment Insurance Act provides eligible employees with maternity and/or parental benefits that may be payable during the period they're off on an ESA Pregnancy or Parental Leave.

The rules governing the right to take time off work for Pregnancy and Parental Leave under the ESA are different from the rules regarding the payment of maternity and parental benefits under the federal Employment Insurance Act. For example, a new father may choose to begin a Parental Leave under the ESA up to 62 weeks within 78 weeks of the child's birth or adoption. However, there may be restrictions on accessing the employment insurance parental benefits at that time.

 It is extremely important that you obtain information about your rights to Employment Insurance (EI) benefits for your particular situation if you're considering taking a Pregnancy or Parental Leave under the ESA. Refer to the Resources section at the end of this Policy for additional information and contact details.

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PROCEDURE

• You must request Pregnancy or Parental Leave from your Manager in writing with any appropriate documentation at least 4 weeks before the anticipated start date of the Leave to help the Company and your co-workers prepare for your absence.

• The Company reserves the right to ask you to provide a doctor's certificate or other evidence to support entitlement to an early Pregnancy Leave or an extension of Pregnancy Leave for medical reasons.

• You're expected to provide your Manager or the HR Manager (if assigned) with minimum 4 weeks notice in writing regarding your expected date of return to work or your resignation, if you choose not to return to work.

• If you require the use of sick leave benefits before your Pregnancy Leave begins, the Vacation & Leaves Policy guidelines will apply.

• Once your Pregnancy or your Parental Leave have concluded, you can use your vacation benefits to top up your leave.

• If you require a leave extension once your Pregnancy Leave has concluded, you can use Compassionate Care Leave up to a maximum of 8 weeks.

• Refer to the BC Employment Standards Act to understand how vacation is calculated during Pregnancy or Parental Leave.

• Also refer to the Continuing Benefits & Seniority While on Leave policy.

RESOURCES

It's the Company's intention that this Policy is compliant with BC law.

• BC Employment Standards Act:

• Pregnancy Leave:

http://www.bclaws.ca/civix/document/id/complete/statreg/00_96113_01#section50

• Parental Leave:

http://www.bclaws.ca/civix/document/id/complete/statreg/00_96113_01#section51

• Interpretation Guidelines Manual BC Employment Standards Act and Regulations:

• Pregnancy Leave:

https://www2.gov.bc.ca/gov/content/employment-business/employment-standards- advice/employment-standards/igm/esa-part-6-section-50

• Parental Leave:

https://www2.gov.bc.ca/gov/content/employment-business/employment-standards- advice/employment-standards/igm/esa-part-6-section-51

• EI information: HRSDC:

https://www.canada.ca/en/employment-social-development/programs/ei/ei- list/reports/maternity-parental.html

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Compassionate Care Leave

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

You may be eligible for unpaid time off if one of your family members has a serious medical condition with a significant risk of death occurring within a period of 26 weeks.

POLICY

Sometimes, someone we love becomes ill to the point where they are not expected to be with us much longer. Someone needs to provide them with care and support during this difficult time.

Compassionate Care Leave is unpaid time off to provide care or support to Family Members in respect of whom a qualified health practitioner has issued a certificate indicating that they have a serious medical condition with a significant risk of death occurring within a period of 26 weeks.

You're eligible for Compassionate Care Leave in accordance with BC ESA. A link to the Act is included in the Resources section below. It will address any specific questions you may have about your rights and obligations relating to the Leave, including length of leave and definition of "family members".

PROCEDURE

• You must submit your request for Compassionate Care Leave in writing to your Manager, giving as much notice as possible.

• The Company reserves the right to require you to provide a medical certificate to support the Leave request (ideally in advance, or as soon as possible thereafter). If you don't provide a medical certificate, you may not be entitled to the Leave.

• In certain circumstances, you may use a combination of paid leave, unpaid leave, vacation or banked time.

• Under the federal Employment Insurance Act, you may be eligible for Employment Insurance (EI) benefits (called 'Compassionate Care Benefits') for up to a maximum of 26 weeks.

The right to take time off work under this Policy is not the same as the right to the payment of Compassionate Care Benefits under the federal Employment Insurance Act. You may be entitled to Compassionate Care Leave whether or not you have applied for or are qualified for the Compassionate Care Benefits. For information about EI, refer to the Resources below.

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• If you're planning to take this Leave, speak with your Manager or the HR Manager (if assigned) who will be happy to provide you with assistance.

RESOURCES

It's the Company's intention that this Policy is compliant with BC law.

Service Canada - Employment Insurance (EI):

https://www.canada.ca/en/services/benefits/ei/ei-compassionate.html

• BC Employment Standards - BC Employment Standards - Leaves and Jury Duty Factsheet: :

• https://www2.gov.bc.ca/gov/content/employment-business/employment-standards- advice/employment-standards/factsheets/leaves-and-jury-duty

BC Employment Standards Act: http://www.bclaws.ca/civix/document/id/complete/statreg/00_96113_01#section52.1

Family Responsibility Leave

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

Your may be eligible for unpaid time off if one of your family members has needs related to care, health, or education.

POLICY

Sometimes, someone we love needs our care and support.

Family Responsibility Leave is unpaid time off from work to provide care or support to Family Members. Depending on the circumstances, you may be eligible for Family Responsibility Leave.

Refer to the link in the Resources section at the end of this Policy for details on the Family Responsibility Leave, including length of leave and definition of "family members".

PROCEDURE

• Submit your request for Family Responsibility Leave in writing to your Manager, giving as much notice as possible.

• In certain circumstances, you may use a combination of paid leave, unpaid leave, or vacation or banked time.

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• If you're planning to take this Leave, speak with your Manager or the HR Manager (if assigned) who will be happy to provide you with assistance.

RESOURCES

It's the Company's intention that this Policy is compliant with BC law.

• BC Employment Standards - Leaves and Jury Duty Factsheet:
http://www2.gov.bc.ca/gov/content/employment-business/employment-standards- advice/employment-standards/factsheets/leaves-and-jury-duty

• BC Employment Standards Act:

• http://www.bclaws.ca/civix/document/id/complete/statreg/00_96113_01#section52

Bereavement Leave

Applies to:	Employees	Last Updated:	February 26, 2020

POLICY

We extend our condolences to you should you experience a death in your immediate family or some other misfortune. We support you during these difficult times and you may be eligible for up to 3 days of unpaid time off from work.

Here's what else you should know:

• If one of your immediate family member's dies, you are entitled to 3 days of unpaid time off.

• You may be eligible for additional unpaid days off as per the Family Responsibility Leave and Compassionate Care Leave policies.

For further information including definition of family members, please refer to the link to the Employment Standards Act on Bereavement Leave included in the Resources section below. It will also address any specific questions you may have about your rights and obligations relating to the Leave.

PROCEDURE

1. Provide your Manager or the HR Manager (if assigned) with the details of the situation as soon as possible and a mutual determination will be made regarding the time off.

2. Refer to Approving, Communicating, and Recording Absences policy for absence procedures.

RESOURCES

It's the Company's intention that this Policy is compliant with BC law.

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• BC Employment Standards - Leaves and Jury Duty Factsheet:

• http://www2.gov.bc.ca/gov/content/employment-business/employment-standards- advice/employment-standards/factsheets/leaves-and-jury-duty

• BC Employment Standards Act:

• http://www.bclaws.ca/civix/document/id/complete/statreg/00_96113_01#section53

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Rewards & Benefits

Rewards and benefits are important to attract qualified individuals to the Company, to remain competitive within the industry, and to ensure you remain with us.

We offer a competitive benefits package that makes sure all your basic medical and insurance needs are covered, as well as other perks to make your working experience as rewarding as possible. Additional rewards are also provided based on performance and exceeding expectations.

Health Care Benefits

Applies to:	Employees	Last Updated:	February 26, 2020

GUIDELINES

Your Manager or the HR Manager (if assigned) will review the benefits you're eligible for during your initial orientation and ask you to provide the information necessary for enrolment.

All benefit plans have established eligibility requirements. The Company reserves the right to amend any of these benefit plans at any time, but you'll be notified in advance of any changes.

Group Health Plans

• BC Medical Services Plan (MSP)

• Extended Health (including prescriptions, vision, medical equipment, chiropractic services, physiotherapy, etc.)

• Life Insurance

• Dependent Life Insurance (a dependent is defined as legal or common-law spouse and dependent children as defined by insurance carrier)

• Accidental Death and Dismemberment

• Voluntary Accidental Death and Dismemberment

• Long-Term Disability

Health Care Plan Details

Our health care plans are summarized below to provide information about waiting periods and cost- sharing only. For specific information on coverage limits and eligibility, please refer to the detailed description of benefits provided by our insurance carrier, provided to you separately.

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Employee Development, Performance, & Exit

Probationary Period

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

The probationary period is like a trial working period that allows the Company and anyone in a new position to mutually evaluate each other and confirm that there's a good fit.

GUIDELINES

A probationary period is used for new hires and existing employees who have been transferred or promoted into new position. It provides a reasonable timeframe and opportunity for Managers to assess whether there's a good fit between an employee and their new job. At the same time, it allows a new hire the opportunity to evaluate the job and workplace to determine suitability.

Here's what you need to know:

• The terms of your probationary period are outlined in your employment agreement.

• The probationary period includes orientation and training activities and more frequent than usual performance check-ins. Both you and your Manager must devote special attention and effort to make sure that job standards are communicated, the duties of the position are learned, and you're meeting the expectations of the job.

• Under certain circumstances, the probationary period may be extended. There must be a valid reason for the extension and the extension must be in writing.

• Upon satisfactory completion of the probationary period, if the probationary period is extended, or your probationary period is longer than 90 days, you'll be eligible for any benefits that begin after a 90-day waiting period.

Performance Management

Applies to:	Employees	Last Updated:	February 26, 2020

OVERVIEW

See Performance Management Policy.

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FORMAL TERMS & DEFINITIONS

Whenever the formal words listed below appear in this document, they have the meaning specified below - unless a contrary intention is noted or such meaning is inconsistent with the context.

An italicized word means that its definition is also defined in this section.

Agency Staff

An individual who is not an employee of the Company and who is contracted to perform temporary services for the Company through a Staffing Agency.

the Code

Refer to Human Rights Code

the Company

Adastra Labs Holdings Ltd.

Adastra Labs Inc.

Chemia Analytics Inc.

Adastra Brands Inc.

Company Materials

Company property that includes, without limitation, the following:

  Intellectual property

  Technology Tools

  Company equipment, vehicles or machinery

  Desks, furniture, chairs, filing cabinets

  the Company premises, including individual offices and common areas

  Work spaces

  Credit cards

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  Keys

  Parking passes (when applicable)

  Security passes/FOBs or Company identification

  Passwords

  Copies or digital copies of the Company's corporate records, files, financial documents, client lists, or any other materials that belong to the Company or relates to the business, Company Stakeholders, or operations of the Company.

  All printed, written, electronic, and digital information, memory devices and all copies of any of them which contain Confidential Information or otherwise belong to the Company.

Company Stakeholders

Individuals who have a formal relationship with the Company, whether existing, former, currently associated with, or in communication with to form a relationship that includes, without limitation, the following:

• Staff

• Job Applicants

• Customers

• Partners

• Vendors

• Officers

• Board members

• Individuals who have an online relationship with the Company, including:

• Newsletter or blog subscribers

• Survey participants

• Connections through the Company's Social Media accounts, for example as friends, followers, connections or fans

• Visitors

• Other stakeholders directly associated with the Company

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Confidential Information

Information about the Company that is or may be disclosed to you, known by you, or developed by you (alone or with others) as a consequence of or through your Engagement with the Company, which information:

• Is not generally available to the public other than as a result of a disclosure by you.

• Is not generally known in the industry in which the Company has conducted or currently conducts business, or may in the future conduct business.

• Could put the Company at a competitive disadvantage if improperly communicated.

• Cannot be communicated due to contractual or legal obligations - such as employee personal information.

• Should not be shared externally or with Staff unless there's a legitimate business or legal reason to do so.

Confidential Information includes, without limitation, the following:

• The Employee Handbook

• The business and trade secrets of the Company

• Intellectual property, Work Product and other assets of the Company

• Login and passwords including Technology Tools, Electronic Communication tools and any other site, or service that is subscribed to, or provided by, the Company

• Sales and marketing information including existing and potential customers, members, or users of the Company and any information or lists concerning same, including customer credit card information and cloud-based services including newsletter or survey applications' distribution lists

• Business plans and strategies of the Company

• Technologies and products owned, licensed or developed by or for the Company and research and development plans in respect of same

• Pricing, billing methods and revenue models of the Company

• Product design and processes

• Lists or databases relating to Company Stakeholders, including Payroll, employee databases, customer or prospect lists

• Private or personal information of Company Stakeholders including information relating to payroll, Human Resources, credit card information, and contract details

• Information about Staff including private and personal information, HR information including performance and compensation

• Information about Job Applicants who have applied to the Company

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• Schedules, estimates and proposals

• Security information

• Contracts and contract negotiations

• Financial statements and accounting data

• Non-public financial information

• Non-public technical information

• Company-related legal proceedings or controversies

Consultant

An experienced professional who is not an employee who provides expertise for a fee and provides services in an advisory capacity. Services are paid via an invoice through Accounts Payable. At times, a Consultant may occupy a seat in the Workplace and may be required to adhere to Staff Policies if contractually obliged to do so by the Company.

Core Hours

Collaboration and face-to-face time are key ingredients for running our business successfully. We need to know that Staff will be at work during certain periods so that we can make contact for the purposes of brainstorming, decision-making, information dissemination, and making the most of creativity.

We encourage you to set up meetings during these times, and we ask that you schedule personal appointments and incidental absences outside of Core Hours where possible.

You're expected to be in the office during our Core Hours, as follows:

• 9:00 am to 11:30 am

• 1:00 pm to 3:30 pm

Core hours do not apply to part-time or hourly employees that are working on a production-based schedule.

Direct Reports

An individual who reports directly to someone else. For example, a director may have 2 managers who report directly to the director. The managers are considered the director's direct reports. However, the individuals who work for each of the 2 managers are not the direct reports of the director.

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Discrimination

Discrimination is defined as any form of unequal treatment based on Protected Grounds, that results in disadvantage, whether imposing extra burdens or denying benefits. It may be intentional or unintentional. It may involve direct actions that are discriminatory on their face, or it may involve rules, practices or procedures that appear neutral, but have the effect of disadvantaging certain groups of people. Discrimination can be obvious, or it may occur in very subtle ways. Discrimination needs only to be one factor among many factors in a decision or action for a finding of discrimination to be made.

Electronic Communication(s)

Any Company digital platform or method where digital communication may take place that includes, without limitation, the following:

• The Company website

• Email

• Texts

• Web conferencing

• Surveys

• Newsletters

• Job boards

• Digital marketing or advertising sponsored by the Company

• Social Media

Employee

An individual working for the Company who is paid directly through the Company's payroll system, deducted statutory deductions, and receives a statement of remuneration paid, such as a T4.

• employee eligible for standard benefits: An employee who has successfully completed their probationary period and where their employment agreement identifies them as being eligible for benefits, and where their benefits waiting period has passed.

• regular employee: An employee who is hired in a longer-term capacity and is anticipated to successfully complete the probationary period.

• full-time employee: An employee who is scheduled to work a Standard Work Week.

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• part-time employee: An employee who is consistently scheduled to work less than a Standard Work Week.

• temporary employee: An employee who is hired for a pre-established period, perhaps during peak workloads, for special projects, as summer employment, or to provide vacation relief. This includes co-op students and interns.

• casual employee: An employee who works occasional and irregular hours on an as-needed basis.

Note that the term "employee" is not capitalized in this Manual to facilitate readability.

Engagement

The period of active employment or other formal relationships with the Company, including as an Independent Contractor, Consultant, Volunteer, Agency Staff. The term "Engagement" is often used in place of "employment" to clarify that the subject matter, topic or policy is applicable to all Staff, not just employees.

Engagement (Employment) Agreement

The contract signed between a Staff Member and the Company that sets out the formal terms and conditions of your Engagement. For example, an employment agreement or an independent contractor agreement. The term "Engagement Agreement" is often used in place of "employment agreement" to clarify that the subject matter, topic or policy is applicable to all Staff, not just employees.

Everyone

• Everyone, also referred to as "All Staff" or "Staff" or "Staff Members": Refers to the aggregate of all office workers providing services to the Company including, but not limited to, the following:

• employee

• Agency staff

• Independent Contractor

• Consultant

• Volunteer

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• Staff Member, also referred to as an individual: Refers to any individual providing services to the Company including, but not limited to, the following:

• employee

• Agency Staff

• Independent Contractor

• Consultant

• Volunteer

Harassment & Workplace Harassment

Remember!

• Even if someone does not clearly object to harassing behaviour, or if they appear to go along with it, do not assume they have agreed to this behaviour. It could still be considered Harassment.

• Always err on the side of caution. What one person finds offensive, another may not. It's the perception of the receiver of any gesture or verbal message that may be deemed objectionable or unwelcome that determines whether something is acceptable or not.

• While harassment is not specifically defined or mentioned in the BC Human Rights Code, it is implied that harassment based on Protected Grounds, including sexual harassment, is prohibited.

Bullying and Harassment as defined by WorkSafeBC Policies

• Includes any inappropriate conduct or comment by a person towards a worker that the person knew, or reasonably ought to have known, would cause that worker to be humiliated or intimidated, but

• Excludes any reasonable action taken by an employer or supervisor relating to the management and direction of workers or the place of employment.

Examples of Harassment could include:

• Epithets, remarks, jokes or innuendos related to Protected Grounds

• Showing or circulating offensive pictures, graffiti or materials related Protected Grounds, whether in print form or using e-mail or other electronic means

• Singling someone out for humiliating or demeaning "teasing" or jokes because of Protected Grounds

• Comments or ridiculing because of characteristics, dress, etc. that are related to Protected Grounds

Forms of sexual and gender-based harassment could include:

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• Making an individual dress in a sexualized or gender-specific way

• Gender-related comments about a person's physical characteristics or mannerisms

• Suggestive or offensive remarks or innuendoes about members of a specific gender

• Gender-related verbal abuse, threats or taunting

• Making suggestive or offensive comments or hints about members of a specific gender

• Paternalistic comment or conduct based on gender, which undermines a person's self-respect or position of responsibility

• Making unnecessary physical contact, including unwanted touching, etc.

• Making comments or treating someone badly because they don't conform with sex-role stereotypes

• Making threats to penalize or otherwise punish

• Propositions of physical intimacy

• Demanding hugs

• Invading personal space

• Leering or inappropriate staring

• Using sexual or gender-related comment or conduct to bully someone

• Using sex-specific derogatory names

• Bragging about sexual prowess

• Questions or discussions about sexual activities

• Offensive jokes or comments of a sexual nature about a Staff Member or client

• Display of sexually offensive pictures, graffiti or other materials, including through electronic means

• Showing or sending pornography, sexual pictures or cartoons, sexually explicit graffiti, or other sexual images (including on-line)

• Demands for dates or sexual favours

• Sexual jokes, including passing around written sexual jokes (for example, by email)

• Spreading sexual rumours (including on-line)

Workplace Bullying and Psychological Harassment

• Workplace bullying and psychological harassment is defined as unwanted conduct, comments, actions or gestures that affect an individual's dignity, psychological or physical health and well- being. Bullying and psychological harassment may result from the actions of one individual towards another, or from the behaviour of a group.

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• Bullying and psychological harassment are often characterized through insulting, hurtful, hostile, vindictive, cruel or malicious behaviours which undermine, disrupt or negatively impact another's ability to do their job and result in a harmful work environment for Staff.

• Bullying and psychological harassment can take many forms and may occur when the behaviour or conduct:

• Would reasonably tend to cause offense, discomfort, humiliation or embarrassment to another person or group

• Has the purpose or effect of interfering with a person's work performance

• Creates an intimidating, threatening, hostile or offensive work environment

Examples

Although there can be no exhaustive list, examples of behaviour and impact that may signify bullying or psychological harassment include, but are not limited to:

• Insulting or derogatory remarks, gestures or actions

• Rude, vulgar language or gestures

• Malicious rumours, gossip or negative innuendo

• Verbal aggression and/or verbal abuse

• Shouting or yelling

• Swearing or name-calling

• Glaring or staring

• Outbursts or displays of anger directed at others

• Targeting an individual through persistent, unwarranted criticism

• Public ridicule

• Verbal, written or physical threats and intimidation

• Mobbing and/or swarming

• Misuse of power or authority

• Isolation and/or exclusion from work-related activities

What Workplace Harassment Isn't

A reasonable action taken by the Company or a Manager relating to the management and direction of Staff or the Workplace is not considered Workplace Harassment. Counseling, performance reviews, work assignments, and the implementation of disciplinary actions are not forms of Workplace Harassment, and don't restrict a Manager's responsibilities in these areas.

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Adastra Employee Handbook

 Human Rights Code (the "Code")

Refers to BC's Human Rights Code that prohibits actions that discriminate against people based on a Protected Ground.

Independent Contractor

A self-employed individual who is not an employee of the Company and who contracts to provide temporary services to the Company to complete a particular piece of work. Services are paid via an invoice through Accounts Payable. An Independent Contractor may occupy a seat in the Workplace and may be required to adhere to Staff Policies if contractually obliged to do so by the Company.

Intoxicated (Intoxication, Intoxicate)

To be affected by illicit drugs or Legal Substances especially to the point where physical and mental control is markedly diminished.

Job Abandonment

Failure to report back to work after 3 missed consecutive business days without notifying the Company.

Job Applicant

Also known as 'candidate'. An individual who has applied for a position with the Company.

Just Cause

The Company has the right to terminate your Engagement, but must provide appropriate notice as outlined in your Engagement Agreement. An exception to the notice requirement applies when there is 'Just Cause' which refers to conduct that is of such a serious nature or extent that it essentially breaks the Engagement relationship, in which case no notice would be provided and termination of Engagement would be immediate.

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Legal Substance

Any legal substance, that may cause impairment or intoxication when consumed in excess. Examples include but are not limited to:

• Non-prescription or over-the-counter drugs

• Prescribed medications

• Alcohol

• Cannabis (where legalized)

Manager

Often referred to as 'supervisor' or 'boss'.

As it relates to employees: The individual to whom you report to directly and from whom you take direction for your work. A manager is normally the individual who conducts your performance review.

As it relates to non-employees: Your Company liaison, or the primary individual from whom you take direction for your services.

Manual

This employee handbook document.

Misconduct

Any improper conduct that involves illegal, fraudulent, dishonest, unethical, or hurtful behaviour, or serious negligence in the performance of your duties.

The following are examples that supplement the policy violation examples outlined in Staff Policies, and is by no means an exhaustive list:

• Breaking the law

• Theft or fraud

• Improper or prohibited use of Company Technology Tools or Electronic Communication tools

• Discrimination

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• Harassment and Workplace Harassment including bullying

• Punishing or retaliating against an individual for bringing forward, providing information related to, or otherwise taking part in a legitimate complaint

• Workplace Violence including intimidation

• Off-Duty Misconduct

• Disclosing Confidential Information

• Disclosing or using a Company Stakeholder's private information for personal gain or to be hurtful

• Falsifying Company records

• Working less than a Standard Work Week, not including planned or reasonable absences

• Falsifying or failure to record absences

• Falsifying personal information

• Insubordination or failure to carry out reasonable work-related instructions

• Job Abandonment

Mobile Devices

Mobile devices are electronic or wireless portable devices that include but are not limited to:

• Wireless Phones

• Smart Phones

• Tablets

• Laptops

• Any portable device that is or includes a camera

• Any portable device that includes video recording capabilities

• Any portable device that includes sound recording capabilities

• Any portable device that includes the capability to connect to the internet

Off-Duty Misconduct

Any conduct, Misconduct, or violation of Staff Policies that occurs when you're off-duty that negatively impacts the Company, its products and services, or Company Stakeholders, including, without limitation, the following:

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• Defined as Harassment & Workplace Harassment, Discrimination, Workplace Violence, or bullying against any Company Stakeholder

• Materially and adversely affecting your job performance or the job performance of co-workers, or results in co-workers refusing to work with you

• Materially and adversely affects your professional designation or standing as a member of a professional association

• Divulging Confidential Information to any person or entity that is not authorized to receive that information

• Making libelous, slanderous or maliciously false statements towards or concerning the Company, its services and products, or Company Stakeholders

Personal Activities

"Personal activities" are defined as engaging in any activity during a Standard Work Week that is not directly related to one or more of the following:

• Your job productivity

• Your job tasks

• Your job responsibilities

• Company business

• Furthering the interests of the Company

Examples of personal activities include, without limitation, the following:

• Personal Internet use

• Personal Electronic Communication including sending, receiving, or reading personal email

• Using a Mobile Device for personal conversations or other personal messaging activities

• Personal landline phone conversations

• Personal errands

• Extended personal conversations with co-workers

• Reading for personal interest, including newspapers, magazines, novels or Internet sites

Protected Grounds

The BC Human Rights Code prohibits actions that discriminate against people based on any of the following protected grounds:

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• Race

• Colour

• Ancestry

• Place of origin

• Political belief

• Religion

• Marital status

• Family status

• Physical or mental disability

• Sex

• Sexual orientation

• Gender identity or expression

• Age

Reasonable Person

A standard used to denote a hypothetical person who exercises "those ordinary qualities of attention, knowledge, intelligence, and judgment which society requires of its members for the protection of its own interest and the interest of others." The phrase does not apply to a person's ability to reason, but rather the prudence with which they act under the circumstances.

Regular Business Hours

Our general business hours are 8:30 am to 5:00 pm, Monday to Friday.

Standard Work Week

Employees:

• Our Standard Work Week consists of 40 hours and our regular working day consists of 8 hours, excluding an unpaid 30-minute meal break. (Prorated for Regular Part-Time Employees)

• Our pay is based on adding value to the business and being productive for a minimum of 40 hours per week, except when the work week includes planned or approved absences.

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Non-Employees:

• Expected weekly/daily hours as set out in your Engagement Agreement.

Social Media

Social media is defined as a subset of Electronic Communication, but has a specific and more complex definition that requires additional detail. The Company's use of the term 'Social Media' includes, without limitation, the following:

• Social networking sites including but not limited to:

• Facebook

• Twitter

• YouTube

• Google+

• SnapChat

• Instagram

• Pinterest

• The Company's corporate LinkedIn pages

• Video and photo sharing sites

• Blogging, including but not limited to:

• The Company's blog(s)

• Your personal blog(s)

• Any external blog posts or comments

• Forum, chat, and discussion groups, such as Skype chat

• Online wiki sites such as Wikipedia

• Online classified sites including but not limited to Craigslist

• Other websites that allow for comments to be posted

• Other social, interactive, collaborating or networking sites that are accessible by other individuals with a browser regardless of the requirement of a login or password

Staff

Refer to: Everyone

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Staff Member

Refer to: Everyone

Staff Policies

Refers to the policies and topics included in the Staff Policies section of this Manual that all Staff must adhere to as a signed condition of Engagement if contractually obliged to do so by the Company.

Technology Tools

Refers to the Company's computers, storage, networking and other physical devices, infrastructure and processes that create, process, store, secure and exchange the Company's electronic data. Technology Tools include, without limitation, the following:

• Computers and related hardware

• Removable drives, webcams and microphones

• Mobile Devices

• Email system

• Networks

• Servers

• Databases

• External file sharing services

• Cloud based services

• Company Social Media accounts

• Internet connection

• Wifi

• domain

• FTP

• Website hosting

• Printers

• Software

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Undue Hardship

The Company will work to provide accommodations up to the point of undue hardship which occur in situations where:

• All options and recommendations have been considered and it's determined that no feasible accommodation exists; or

• Accommodation would result in excessive costs that would create a hardship for the Company; or

• Accommodation would result in a safety hazard

If accommodation is determined to cause undue hardship and to the extent possible, the Company will work to find a fair and equitable compromise that strives to meet the needs of both parties.

Volunteer

An individual who provides unpaid services to the Company

Workplace

A workplace is not necessarily a building or structure. It's defined as any location where you're engaged in providing services for or on behalf of the Company, which includes, without limitation, the following:

• While on Company premises, working remotely, or working from a home office

• While on Company business

• While being remunerated by the Company

• While using Company Materials, Company resources, equipment, Technology Tools or Electronic Communication tools

• While identifying yourself as a representative of the Company, for example, when communicating or posting online, while at a conference or an external meeting, when driving on behalf of the Company, or during business travel on behalf of the Company

Workplace Violence

• WorkSafeBC Occupational Health and Safety Regulation defines workplace violence as "the attempted or actual exercise by a person, other than a worker, of any physical force so as to cause injury to a worker, and includes any threatening statement or behaviour which gives a worker reasonable cause to believe that he or she is at risk of injury."

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Examples include but aren't limited to:

• Beatings, stabbings, suicides, shootings, rapes and any physical contact with intent to harm.

• Any physical contact that causes or could cause physical injury.

• Acts causing psychological trauma such as threats, obscene phone calls, mental cruelty and intimidation and threatening hand gestures or body language.

• Behaviour which gives a person reason to believe that they or any other person is at risk of injury.

• Verbal, written, or telephone threats, including:

• Direct: Direct threats to the victim from the perpetrator, e.g. "I'll hurt you."

• Conditional: Threats of violence to the victim by the perpetrator, if the victim does or doesn't do something, e.g., "If you blow the whistle, I know where you live."

• Veiled: Non-specific threats from the perpetrator, e.g., "I hope you don't get hurt."

Violence can come from a number of possible sources including Company Stakeholders, domestic partners, or strangers.

Domestic Violence

An individual who has a relationship with a Staff Member (Example: a spouse or former spouse, current or former intimate partner or a family member) who may physically harm, or attempt or threaten to physically harm, that Staff Member at work. In these situations, domestic violence is considered Workplace Violence.

Work Product

Any Company ideas, suggestions, developments, reports, documents, concepts, products, inventions, improvements, designs, devices, technology, programs, processes, methodologies, assemblies of information or data, productions made, perfected, conceived or participated in by you, any Company marketing schemes, business, joint venture or marketing contracts, or any business opportunities prepared, produced, developed, or acquired at your direction or by you, whether or not conceived or made in the Workplace, or during a Standard Work Week, and whether or not you are specifically instructed to make or develop the same.

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